UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Gander Mountain Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GANDER MOUNTAIN COMPANY

Notice of Annual Meeting of Shareholders

to be held on June 8, 2005

The annual meeting of shareholders of Gander Mountain Company will be held at the Jerome Hill Theater, located at 180 East Fifth Street, Saint Paul, Minnesota, on Wednesday, June 8, 2005, commencing at 9:00 a.m., central time, for the following purposes:

1.                                       to elect a board of directors of seven directors, to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2.                                       to approve the amendment and restatement of the Gander Mountain Company 2004 Omnibus Stock Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,856,000 shares to 4,000,000 shares;

3.                                       to approve the Gander Mountain Company Employee Stock Purchase Plan pursuant to which we may sell a maximum of 500,000 shares to our eligible employees;

4.                                       to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 28, 2006; and

to transact other business that may properly be brought before the meeting.

Our board of directors has fixed April 13, 2005 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, you are requested to date, sign and mail the enclosed proxy in the postage-paid envelope that is provided, or vote the enclosed proxy by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card.  The proxy may be revoked by you at any time prior to being exercised, and returning your proxy or voting your proxy by telephone or through the Internet will not affect your right to vote in person if you attend the meeting and revoke the proxy.

By Order of the Board of Directors,

/s/ Dennis M. Lindahl
Dennis M. Lindahl
Secretary

Saint Paul, Minnesota
May 6, 2005

VOTING INSTRUCTIONS

All shareholders may vote their shares through the mail.  If you hold your shares through a broker or bank, you may also vote your shares through the Internet or by telephone.  Please help us save administrative and postage costs by voting through the Internet or by telephone.  Each method is available 24 hours a day until 11:59 p.m., eastern daylight time, on June 7, 2005 and will ensure that your vote is confirmed and counted immediately.  To vote:

BY INTERNET

•                  Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week.

•                  Enter the control number and personal identification number (PIN) (if required) as shown on your proxy card or electronic notification.

•                  Complete the electronic ballot and submit your voting instructions.

BY TELEPHONE

•                  From a touch-tone telephone, call the toll-free number printed on your proxy card or electronic notification, 24 hours a day, seven days a week.

•                  Enter the control number shown on your proxy card or electronic notification.

•                  Follow the simple recorded instructions.

BY MAIL

•                  Mark your selections on the proxy card.

•                  Date and sign your name exactly as it appears on your proxy card.

•                  Mail the proxy card in the enclosed postage-paid envelope.

YOUR VOTE IS IMPORTANT.  THANK YOU FOR VOTING.

PROXY STATEMENT

GANDER MOUNTAIN COMPANY

PROXY STATEMENT FOR
2005 ANNUAL MEETING OF SHAREHOLDERS

ABOUT THE ANNUAL MEETING

The enclosed proxy is being solicited by our board of directors for use in connection with our annual meeting of shareholders to be held on Wednesday, June 8, 2005 in the Jerome Hill Theater, located at 180 East Fifth Street, Saint Paul, Minnesota, at 9:00 a.m., central time, and at any adjournments thereof.  The mailing of this proxy statement and our board of directors’ form of proxy to shareholders will commence on or about May 6, 2005.

The board of directors requests that you vote on the proposals described in this proxy statement.  You are invited to attend the meeting, but you do not need to attend the meeting in order to vote your shares.  Instead, you may follow the instructions below to vote your shares over the telephone or on the Internet, or you can complete, sign and return the enclosed proxy card.

What is the purpose of the annual meeting?

At the annual meeting we will ask our shareholders to vote on four matters:

1.                                       to elect a board of directors of seven directors, to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

2.                                       to approve the amendment and restatement of the Gander Mountain Company 2004 Omnibus Stock Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,856,000 shares to 4,000,000 shares;

3.                                       to approve the Gander Mountain Company Employee Stock Purchase Plan pursuant to which we may sell a maximum of 500,000 shares to our eligible employees; and

4.                                       to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 28, 2006;

as well as to transact other business that may properly be brought before the meeting.  Following the formal portion of the meeting, our management will report on our performance and answer questions from our shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on April 13, 2005 will be entitled to vote at the meeting or adjournments thereof.  At the close of business on the record date, we had 14,246,925 shares of our common stock outstanding and entitled to vote.  Every share is entitled to one vote on each matter that comes before the meeting.

Who is entitled to attend the meeting?

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the meeting.  Since seating is limited, admission to the meeting will be on a first-come, first-served basis.  Registration will begin at 8:30 a.m.  If you plan to attend the meeting, please note that you will be asked to present valid picture identification, such as a driver’s license or passport.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.  If a quorum is present, the meeting can proceed.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

How do I vote?

Proxies in the accompanying form that are properly signed and duly returned to us, or if you hold your shares through a broker or bank, voted by telephone or through the Internet in accordance with the voting instructions set forth below, and not revoked, will be voted in the manner specified.  We encourage you to vote by telephone or on the Internet, if possible, to reduce the costs of tabulating the vote.

To vote by mail:

•                  Mark your selections on the proxy card.

•                  Date and sign your name exactly as it appears on your proxy card.

•                  Mail the proxy card in the enclosed postage-paid envelope.

If you hold your shares through a broker or bank, to vote by Internet:

•                  Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week.

•                  Enter the control number and personal identification number (PIN) (if required) as shown on your proxy card or electronic notification.

•                  Complete the electronic ballot and submit your voting instructions.

If you hold your shares through a broker or bank, to vote by telephone:

•                  From a touch-tone telephone, call the toll-free number printed on your proxy card or electronic notification, 24 hours a day, seven days a week.

•                  Enter the control number shown on your proxy card or electronic notification.

•                  Follow the simple recorded instructions.

If you are a registered shareholder and attend the annual meeting, you may deliver your proxy in person.  If you hold your shares in “street name,” you need to obtain a proxy form from the institution that holds your shares.

May I change my vote after I return my proxy card?

Yes.  Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our corporate secretary either a notice of revocation or a duly executed proxy bearing a later date.  Alternatively, if you have voted by telephone or through the Internet, you may change your vote by calling the toll-free number again and following the instructions, or by accessing the web site and following the instructions.  The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy

What is the recommendation of the board of directors on voting my shares?

Our board of directors recommends a vote for the election of the seven nominated directors to constitute the board of directors; for approval of the amendment and restatement of the 2004 Omnibus Stock Plan; for approval of the Employee Stock Purchase Plan; and for the ratification of Ernst & Young LLP as our independent registered public accounting firm.  If any other matters come up for a vote at the meeting, the proxy holders will vote in line with the recommendations of the board of directors or, if there is no recommendation, at their own discretion.

What vote is required to approve each item?

Election of Directors.  Directors are elected by a plurality of the voting power of the shares of common stock entitled to vote and present in person or represented by proxy at the meeting.  For this purpose, a properly executed proxy marked “WITHHELD” with respect to the election of director nominees will be counted for purposes of determining whether there is a quorum, but will have no effect on the outcome of the vote on the election of directors.

Other Items.  For all other items that properly come before the meeting, the affirmative vote of a majority of the outstanding shares of common stock entitled to vote and present in person or represented by proxy at the meeting is required for approval.  A properly executed proxy marked “ABSTAIN” with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote.

What is the effect of abstentions and broker non-votes?

If shareholders indicate on their proxy that they wish to abstain from voting on a particular proposal, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the meeting.  These shares will count toward determining whether or not a quorum is present.  However, these shares will not be considered cast with respect to the proposal for which they abstain from voting and will not be taken into account in determining the outcome of any of those proposals.  Accordingly, an abstention will have the effect of a negative vote.

If a shareholder does not give a broker holding the shareholder’s shares instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the election of directors and the ratification of Ernst & Young LLP as our independent registered public accounting firm.  Brokers cannot vote on their customers’ behalf on “non-routine” proposals.  These rules apply to us notwithstanding the fact that shares of our common stock are traded on The Nasdaq National Market.  If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of the “routine” proposals on which they are cast.  Shares held by a broker on behalf of a shareholder will not be considered cast with respect to any “non-routine” proposals and will not be taken into account in determining the outcome of any of “non-routine” proposals.

May the meeting be adjourned?

If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies.  Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Who pays the expenses incurred in connection with the solicitation of proxies?

We will pay the cost of soliciting proxies in the accompanying form.  In addition to solicitation by the use of the mail, certain directors, officers and regular employees may solicit proxies by telephone, the internet, email or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our shares.  We will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

How may I obtain additional copies of the annual report?

Our annual report for our fiscal year ended January 29, 2005, known as fiscal 2004, including financial statements, is enclosed.  The annual report is also available online at www.gandermountain.com.  For additional printed copies, which are available without charge, please contact our investor relations representative by e-mail at investorrelations@gandermountain.com or by mail to Gander Mountain Company, c/o Investor Relations, 180 East Fifth Street, Suite 1300, Saint Paul, Minnesota 55101.

What is the deadline for submitting a shareholder proposal for the 2006 annual meeting?

We must receive shareholder proposals intended to be presented at the 2006 annual meeting of shareholders that are requested to be included in the proxy statement for that meeting at our principal executive office no later than December 23, 2005.  We must receive any other shareholder proposals intended to be presented at the 2006 annual meeting of shareholders at our principal executive office no later than March 10, 2006.  The inclusion of any shareholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, including Rule 14a-8.  Written copies of all shareholder proposals should be sent to our principal executive offices at Gander Mountain Company, c/o Corporate Secretary, 180 East Fifth Street, Suite 1300, Saint Paul, Minnesota 55101.

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Director Nominees

Seven directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Shareholders, or until his or her successor is elected and qualified.  All of the nominees named below are current directors of our company.  Each nominee has indicated a willingness to serve as a director for the ensuing year.  Proxies solicited by the board will, unless otherwise directed, be voted to elect the seven nominees named below to constitute the entire board, but in case any nominee is not a candidate at the meeting for any reason, the proxies named in the enclosed proxy form may vote for a substitute nominee in their discretion.

The following table sets forth certain information regarding each director nominee:

Name	Age	Position	Director Since
Mark R. Baker	47	President, Chief Executive Officer and Director	2004
Karen M. Bohn	51	Director	2004
Marshall L. Day	61	Lead Independent Director	2004
Richard C. Dell	59	Director	2004
Gerald A. Erickson	67	Director	1997
Ronald A. Erickson	68	Chairman of the Board of Directors and Director	1997
Dale Nitschke	43	Director	2004

Mark R. Baker, an avid outdoorsman, has served as Chief Executive Officer since September 2002. He was appointed to the office of President in February 2004. From 1996 to July 2001, he served in various positions with Home Depot Inc., including serving as Executive Vice President, Chief Operating Officer and Chief Merchandising Officer from 1999 to 2001. Prior to joining Home Depot, Mr. Baker held senior management positions with various retailers, including Knox Hardware and Lumber, Scotty’s Home Improvement Centers, and HomeBase. Mr. Baker is a director of The Scotts Company, a public company that manufactures and markets lawn and garden products.

Karen M. Bohn is currently President and Chief Executive Officer of Galeo Group LLC, a strategic management resource for companies in governance, philanthropy, strategy, and management effectiveness. Previously, she held a variety of positions with Piper Jaffray Companies, most recently as Chief Administrative Officer and member of the Management Committee.

Marshall L. Day served in various positions with Home Depot Inc. from 1986 through April 2000, serving as Senior Vice President—Finance from 1993 to 1995, Senior Vice President—Chief Financial Officer from 1995 to 1998 and Senior Vice President—Finance and Accounting from 1998 through April 2000. Since his retirement from Home Depot Inc. in April 2000, Mr. Day has served as an independent consultant.

Richard C. Dell has served as the Chief Executive Officer of Ames True Temper, a manufacturer and marketer of non-powered lawn and garden tools and accessories, since January 2002. Prior to joining Ames True Temper, Mr. Dell spent 27 years in a variety of positions at Newell Rubbermaid, most recently as Group President.

Gerald A. Erickson has been a principal of Holiday Companies since its formation in December 1992 and has served on the Board of Directors and as Vice President of Holiday Companies since that time. Mr. Erickson has also served as Vice Chairman of the Board of Directors of Holiday Companies since 2003.

Ronald A. Erickson is the Chief Executive Officer and Chairman of the Board of Directors of Holiday Companies, positions he has held since its formation in December 1992. Mr. Erickson is also a member of the Board of Directors of Carriage Services, Inc., a public company engaged in the funeral services business, and Andersen Corporation, a privately held company engaged in the manufacture and sale of windows and doors.

Dale Nitschke is currently President of Target.com, the direct sales arm of Target Corporation, focusing primarily on Internet commerce. He has held a variety of merchandising positions with Target Corporation since 1985, most recently as Senior Vice President and General Merchandising Manager for Marshall Fields.

Committees of Our Board of Directors

Audit Committee

Messrs. Day (Chair), Dell and Nitschke comprise our audit committee. The purpose of our audit committee is to oversee the accounting and financial reporting processes of our company and the audits of the financial statements of our company. Our audit committee’s function is one of oversight and, in that regard, our audit committee meets with our management and our independent registered public accounting firm to review and discuss our financial reporting and our controls regarding accounting and risk of material loss. The responsibilities of our audit committee are set forth in the Audit Committee Charter, which is regularly reviewed in light of Securities and Exchange Commission and National Association of Securities Dealers regulations; the current version was adopted by our board of directors on May 27, 2004 and is available on our website at www.GanderMountain.com and attached as Exhibit A to this proxy statement. In addition to regular consultation with our management, our audit committee held three meetings in fiscal 2004.

Our board of directors has determined that all members of our audit committee are “independent,” as that term is used in Section 10A of the Securities Exchange Act of 1934, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. Our board of directors has determined that Mr. Day, the chair of our audit committee, is an “audit committee financial expert” as defined by Securities and Exchange Commission regulations.

Compensation Committee

Ms. Bohn (Chair) and Messrs. Day and Dell comprise our compensation committee. All members of our compensation committee are “independent,” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The purposes of our compensation committee are to discharge the responsibilities of the board with respect to all forms of compensation of our executive officers, oversee our company’s equity-based incentive plans and report to the shareholders regarding our company’s executive compensation practices and policies. The responsibilities of our compensation committee are set forth in the Compensation Committee Charter, which is regularly reviewed in light of Securities and Exchange Commission and National Association of Securities Dealers regulations and is available on our website at www.GanderMountain.com. In addition to regular consultation with our management, our compensation committee held three meetings in fiscal 2004 and acted by written consent in lieu of a meeting on one occasion.

Governance and Nominating Committee

Ms. Bohn (Chair) and Mr. Nitschke comprise our governance and nominating committee. All members of the governance and nominating committee are “independent,” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The purposes of our governance and nominating committee are to oversee corporate governance matters; approve director-nominees to be considered for election by shareholders and for election by the board to fill any vacancy or newly created directorship; and make recommendations to the board concerning the appropriate size and composition of the board and each board committee, and the establishment of new board committees. Our governance and nominating committee also assists our board of directors in developing and implementing our Principles of Corporate Governance and Code of Business Conduct and Ethics. The responsibilities of our governance and nominating committee are set forth in the Governance and Nominating Committee Charter, which is regularly reviewed in light of Securities and Exchange Commission and National Association of Securities Dealers regulations and is available on our website at www.GanderMountain.com. In addition to regular consultation with our management, our governance and nominating committee held one meeting in fiscal 2004.

Board of Directors Meetings and Attendance

Our board of directors held three meetings during fiscal 2004 and acted by written consent in lieu of a meeting on five occasions. During fiscal 2004, each director attended all of the meetings of our board of directors and of the board committees on which the director serves.

Principles of Corporate Governance

Our board of directors has adopted Principles of Corporate Governance to assist in the performance of its responsibilities. These principles are available on our website at www.GanderMountain.com.

Director Independence

Our board of directors has determined that all of its members except Messrs. Baker, G. Erickson and R. Erickson are “independent,” as that term is used in Section 10A of the Securities Exchange Act of 1934, and as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers regulations.

Lead Independent Director

Since the chairman of our board of directors is not an independent director, our board of directors has designated Mr. Day as our lead independent director. Mr. Day works with the chairman of the board to establish board agendas, presides at executive sessions of the independent directors and otherwise assists the board in the discharge of its responsibilities.

Director Qualifications and Director Nominee Selection Policy

The governance and nominating committee is responsible for recommending nominees for election to the board of directors. The governance and nominating committee is responsible for reviewing with the board, on an annual basis, the requisite skills and characteristics of individual board members, as well as the composition of the board as a whole, in the context of our needs. The governance and nominating committee reviews all nominees for director and recommends to the board those nominees whose attributes it believes would be most beneficial to us. This assessment will include such issues as experience, integrity, competence, diversity, age, skills and dedication in the context of the needs of the board.

The governance and nominating committee will consider director candidates recommended by shareholders in the same manner that it considers all director candidates. Shareholders who wish to suggest qualified candidates to the governance and nominating committee should write to the office of the Corporate Secretary, Gander Mountain Company, 180 East Fifth Street, Suite 1300, Saint Paul, Minnesota 55101, stating in detail the candidate’s qualifications for consideration by the governance and nominating committee. If a shareholder wishes to nominate a director other than a person nominated by or on behalf of the board of directors, he or she must comply with certain procedures set out in our bylaws.

Compensation Committee Interlocks and Insider Participation

No executive officer serves as a member of the board of directors or compensation committee of any entity that has any of its executive officers serving as a member of our board of directors or compensation committee.

Director Compensation

In connection with their service on our board of directors, for fiscal 2004 each of our non-employee directors received a $20,000 annual retainer and an additional $1,000 for each meeting of the board of directors attended and $500 for each committee meeting attended other than audit committee meetings. The audit committee chair received an additional $1,000 per audit committee meeting attended and each audit committee member received $750 for each audit committee meeting attended. For our fiscal 2005, we currently anticipate that these fees will remain the same, except that our lead independent director will receive an additional $5,000 annual retainer. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and committees.

In addition, in fiscal 2004 we granted each of our non-employee directors, other than Messrs. G. Erickson and R. Erickson, options to purchase 10,000 shares of our common stock upon their initial election to our board of directors. For fiscal 2005, we will grant each of our non-employee directors, other than Messrs. G. Erickson and R. Erickson, options to purchase an additional 10,000 shares of our common stock upon re-election to the board of directors. All option grants to directors have been, and will be, made at the fair market value of our common stock on the date of grant. Each option grant vests in full on the first anniversary of the date of grant, so long as such person remains a director.

Attendance at Annual Meeting

Directors are expected to attend annual meetings of our shareholders unless they have unavoidable scheduling conflicts.

Procedures for Contacting the Board of Directors

All interested parties may send written communications to the board of directors or specified individual directors by addressing their communication to the Office of the Corporate Secretary, Gander Mountain Company, 180 East Fifth Street, Suite 1300, Saint Paul, Minnesota 55101. The communications will be collected by the corporate secretary and delivered, in the form received, to the presiding director or, if so addressed, to a specified director.

Our board of directors unanimously recommends that you vote “FOR” the election of each of the seven nominees listed above to constitute our board of directors.

PROPOSAL 2 – APPROVAL OF

AMENDMENT AND RESTATEMENT OF 2004 OMNIBUS STOCK PLAN

In February 2004, our board of directors adopted, and in March 2004 our shareholders subsequently approved, the 2004 Omnibus Stock Plan, known as the 2004 Plan. As originally adopted, the 2004 Plan authorized the granting of stock-based awards to acquire up to 2,144,000 shares of our common stock.

As of January 29, 2005, options (net of canceled or expired options) covering an aggregate of 1,089,500 shares of our common stock had been granted under the 2004 Plan, and only 1,054,500 shares (plus any shares that might in the future be returned to the 2004 Plan as a result of cancellations or expiration of awards) remained available for future grants under the 2004 Plan. Under the 2004 Plan, options to purchase 1,899,580 shares of our common stock remain outstanding as of April 13, 2005. In addition to the shares available for awards under the 2004 Plan, stand-alone options to purchase 109,728 shares of our common stock remain outstanding as of April 13, 2005 and options to purchase 189,875 shares of our common stock issued under our 2002 Stock Option Plan remain outstanding as of April 13, 2005. The board of directors has determined that we are no longer authorized to grant any awards under the 2002 Stock Option Plan.

On March 3, 2005, our board of directors approved the amendment and restatement of the 2004 Plan, subject to shareholder approval, to increase the aggregate number of shares of our common stock authorized for issuance under the 2004 Plan by 1,856,000 shares, from a total of 2,144,000 shares to 4,000,000 shares. The full, authoritative text of the amended and restated 2004 Plan is attached hereto as Exhibit B. A summary follows for convenience only. Subject to shareholder approval, only the restated 2004 Plan document itself is binding on our company or any participant in the restated 2004 Plan.

By adding 1,856,000 shares to the 2004 Plan, our board of directors believes that awards available under the 2004 Plan will allow us to motivate our current and future key employees to put forth maximum effort for our continued success and growth. If the shareholders fail to approve this proposal, the 2004 Plan will remain in effect as it existed immediately prior to the proposed amendment and restatement. In that case, we would be limited to issuing no more than 2,144,000 shares of our common stock in total pursuant to awards made under the 2004 Plan.

Award Grants

All awards granted under the 2004 Plan have been in the form of options to purchase common stock. For each of the named executive officers and the various groups indicated, the following table presents the number of shares of common stock subject to awards granted under the 2004 Plan during fiscal 2004. The table only provides grant information, and does not reflect the current status of those awards granted (whether an award was exercised, terminated, forfeited, etc.). Future awards to our executive officers and employees are discretionary. At this time, therefore, the future benefits that may be received by our executive officers and other employees if our shareholders approve the restated 2004 Plan cannot be determined; however, we granted the named executive officers options to purchase an aggregate of 221,000 shares under the 2004 Plan on March 14, 2005.

Name and Position	Number of Award Shares	Exercise Price
Mark R. Baker Chief Executive Officer and President	100,000	$16.00
Dennis M. Lindahl Executive Vice President, Chief Financial Officer, Secretary and Treasurer	50,000	$16.00
Allen L. Dittrich Executive Vice President, Merchandising	40,000	$16.00
Sharon K. Link Senior Vice President, Finance and Administration and Assistant Treasurer	50,000	$16.00 - $21.45
Andrew P. Carlin Senior Vice President, Store Operations	25,000	$16.00 - $21.45
All current executive officers, as a group	285,000	$11.16 - $21.45
All current directors who are not executive officers, as a group	40,000	$24.40
All employees, including all current officers who are not executive officers, as a group	817,450	$12.90 - $21.74

Market Price of Our Common Stock

The closing market price of our common stock on April 13, 2005 was $13.37 per share.

Summary Description of the 2004 Omnibus Stock Plan

Purpose of the 2004 Plan

The purpose of the 2004 Plan is to motivate our key personnel to produce a superior return for our shareholders by offering them an opportunity to realize stock appreciation, by facilitating their ownership of our common stock and by rewarding them for achieving a high level of corporate performance. The 2004 Plan is also intended to facilitate recruiting and retaining key personnel, including outside directors, consultants and advisors, of outstanding ability.

Shares Available Under the 2004 Plan

There are currently 2,144,000 shares of our common stock authorized for awards under the 2004 Plan. Upon approval of the restated 2004 Plan, there will be 4,000,000 shares of our common stock authorized for awards under the 2004 Plan. This number is subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of our company. The 2004 Plan will remain in effect until all shares subject to it have been distributed or until all awards have expired or lapsed. In addition, our board of directors may terminate the 2004 Plan at any time, subject to the conditions stated in the 2004 Plan. The 2004 Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a “qualified plan” under Section 401(a) of the Internal Revenue Code of 1986.

2004 Plan Administration

The 2004 Plan is administered by a committee of two or more non-employee members of the board of directors, or by action of the board of directors as permitted in the 2004 Plan. In the event of a conflict between a permitted action of the board of directors and an action of the committee, the action of the board of directors controls. The committee has the authority to interpret the 2004 Plan and any award or agreement made under the 2004 Plan. The committee also has the authority, subject to the terms of the 2004 Plan, to establish, amend, waive and rescind any rules relating to the 2004 Plan. The committee is also responsible for determining when and to whom awards will be granted, the form of each award, the amount of each award and any other terms of an award, consistent with the 2004 Plan.

Members of the committee are designated by our board of directors and serve on the committee for an indefinite term, at the discretion of our board of directors. The committee may delegate all or any portion of its authority to persons who are not non-employee directors solely for purposes of determining and administering awards to persons who are not insiders of our company.

Eligibility

All of our employees and persons who provide services to us and our affiliates, including directors, advisors and consultants, are eligible to receive awards under the 2004 Plan. The selection of those to whom awards under the 2004 Plan are made is within the sole discretion of the committee.

Types of Awards Under the 2004 Plan

The types of awards that may be granted under the 2004 Plan include incentive and non-statutory stock options, stock appreciation rights, performance units, restricted stock and other stock-based awards. The following is a brief description of the material characteristics of each type of award.

Incentive and Non-Statutory Stock Options. Incentive stock options are options designated by the committee as incentive stock options that comply with the requirements of Section 422 of the Internal Revenue Code of 1986 or any successor provision. Non-statutory stock options are all options other than incentive stock options. Stock options may be granted and exercised at such times as the committee may determine, but no more than 2,000,000 shares of common stock underlying stock options may be granted to any one person in any year. The purchase price of each share subject to an option shall be determined by the committee and set forth in an option agreement, and, except where determined otherwise by the committee, shall not be less than 100% of the fair market value of a share as of the date the option is granted. Each option shall be exercisable in whole or in part on the terms provided in the agreement. In no event shall any option be exercisable at any time after the expiration of its term. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated.

The purchase price of the shares with respect to which an option is exercised shall be payable in full at the time of exercise. The purchase price may be payable in cash, by delivery or tender of shares having a fair market value as of the date the option is exercised equal to the purchase price of the shares being purchased pursuant to the option, or a combination thereof, as determined by the committee, but no fractional shares will be issued or accepted. A participant exercising a stock option shall not be permitted to pay any portion of the purchase price with shares if, in the opinion of the committee, payment in such manner could have adverse financial accounting consequences for our company. The committee may also provide for a reload option, in which a participant who exercises an option and pays the option price in whole or in part with shares then owned by the participant will be entitled to receive another option covering the same number of shares tendered and with a price of no less than fair market value of our common stock on the date of grant of such additional option.

With respect to incentive stock options, the committee retains full authority to impose other conditions, limitations or provisions where needed to qualify the option as an incentive stock option. For example, the purchase price of each share subject to an incentive stock option shall not be less than 100% of the fair market value of a share as of the date the incentive stock option is granted if this limitation is necessary to qualify as an incentive stock option. The aggregate fair market value of the shares with respect to which incentive stock options held by an individual first become exercisable in any calendar year shall also not exceed $100,000 (or such other limit required by law) if this limitation is necessary to qualify the option as an incentive stock option. Any stock options exceeding this limit will be treated as non-statutory stock options. An incentive stock option will also not be exercisable more than 10 years after the date of grant (or such other limit imposed by law) if this limitation is necessary to qualify the option as an incentive stock option.

In addition, no participant may receive an incentive stock option under the 2004 Plan if, at the time the award is granted, the participant owns shares possessing more than 10% of the total combined voting power of all classes of stock of our company or our subsidiaries, unless (1) the option price for that incentive stock option is at least 110% of the fair market value of the shares subject to that incentive stock option on the date of grant and (2) that option is not exercisable after the date five years from the date of grant.

Stock Appreciation Rights and Performance Units. The recipient of a stock appreciation right receives, upon exercise of the right and subject to the terms and conditions specified by the committee, all or a portion of the excess of the fair market value of a specified number of shares as of the date of exercise of the right over a specified price that shall not be less than 100% of the fair market value of such shares as of the date of grant of the right. Payment shall be made upon exercise of a stock appreciation right, subject to terms and conditions imposed by the committee in the agreement. No stock appreciation right shall be exercisable at any time after the expiration of its term, and when a stock appreciation right is no longer exercisable, it shall be deemed to have lapsed or terminated. In no event may a participant be awarded more than 2,000,000 shares in the form of stock appreciation rights in any year.

An award of performance units under the 2004 Plan entitles the recipient to future payments of cash, shares or a combination of cash and shares, as determined by the committee, based upon the achievement of pre-established performance targets. The committee shall determine the extent to which performance targets have been attained and the amount of payment due for such satisfaction.

Note that an agreement may permit an acceleration of the performance cycle, and an adjustment of performance targets and payments with respect to some or all of the performance units awarded to a participant, upon the occurrence of certain events, which may, but need not include, without limitation, a fundamental change in our company as defined in the 2004 Plan, the participant’s death or retirement or other events affecting the capitalization of our company.

Restricted Stock and Other Stock-Based Awards. The committee may award restricted stock under the 2004 Plan, which is stock subject to specified restrictions on transfer and conditions of forfeiture. A holder of restricted stock shall have all the other rights of a shareholder, including the right to receive dividends and the right to vote. No more than 2,000,000 of the total number of shares available as awards under the 2004 Plan shall be issued as restricted stock.

The committee may also award stock or other awards, such as securities convertible into stock and phantom securities. The granting of such awards is within the discretion of the committee; however, no more than 500,000 of the total number of shares available for awards under the 2004 Plan shall be issued during the term of the 2004 Plan in the form of stock without restrictions.

Acceleration of Awards, Lapse of Restrictions, Forfeiture

The committee may provide in an award agreement for the lapse or waiver of restrictions or conditions on restricted stock or other awards, or acceleration of the vesting of stock options, stock appreciation rights and other awards, or acceleration of the term with respect to which the achievement of performance targets for performance units is determined in the event of a fundamental change in the corporate structure of our company, upon a change of control of our company or upon the participant’s death, disability or retirement.

If the participant’s employment or other relationship with our company or our affiliates is terminated for any reason, then any unexercised portion of the award will generally be forfeited, except as provided in the award agreement or by the committee.

Adjustments, Modifications, Termination

The board of directors may at any time terminate, suspend or modify the 2004 Plan. And, except as where stated otherwise in the 2004 Plan, the committee may at any time alter or amend any or all agreements under the 2004 Plan to the extent permitted by law. No termination, suspension, or modification of the 2004 Plan will materially and adversely affect any right acquired by a participant before the date of such termination, suspension, or modification. However, any and all adjustments made in response to changes in the capitalization of our company will be conclusively presumed to not adversely affect any rights of award recipients. If we experience a change in capitalization, a fundamental change, or any other relevant change as described in the 2004 Plan, the committee may make appropriate adjustments to the awards in order to prevent enlargement of rights or inappropriate dilution of rights.

Federal Tax Considerations (United States Only)

This section summarizes the material federal income tax consequences that may result from awards made under the 2004 Plan. Because this is only a summary, issues that are material to a participant may not be discussed. Furthermore, the tax laws are subject to legislative changes and new or revised administrative or judicial interpretations. Participants may also incur foreign, state or local tax consequences that are not discussed in this summary.

Incentive Stock Options. Participants will realize no taxable income, and we will not be entitled to any related deduction, when participants are granted an incentive stock option. If certain statutory employment and holding period conditions are satisfied before a participant disposes of the shares acquired pursuant to the exercise of such an option, then the participant will not realize any taxable income upon the exercise of such an option and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss a participant realizes will be a capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if a recipient disposes of the shares acquired upon exercise of an incentive stock option before the expiration of the statutory holding periods, the recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition in an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the participant will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

Non-Statutory Stock Options. Participants will realize no taxable income, and we will not be entitled to any related deduction, when any nonqualified stock option is granted under the 2004 Plan. Upon exercise of a nonqualified stock option, a participant will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by a participant will be taxed as a capital gain or loss.

Stock Appreciation Rights and Performance Units. Generally, participants will realize no income upon the award of a stock appreciation right or performance units. Participants will realize ordinary income, and we will be entitled to a corresponding deduction, when cash or shares are delivered to a participant upon exercise of a stock appreciation right or in payment of the performance unit award. The amount of ordinary income and deduction will be the amount of cash, plus fair market value of the shares received on the date the participant receives them. Upon a subsequent disposition of shares a participant receives, any additional gain or loss a participant realizes will be taxed as capital gain or loss.

Restricted Stock and Other Stock-Based Awards. With respect to awards of unrestricted stock, generally (a) participants will realize ordinary income and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of the grant.

Unless a participant files an election to be taxed under Section 83(b) of the Internal Revenue Code of 1986, the following federal tax consequences will generally apply to an award of restricted stock:

•                  a participant will not realize income upon the grant of the restricted stock;

•                  a participant will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions on the participant’s stock have been removed or have expired; and

•                  the amount of a participant’s ordinary income and our deduction will be the fair market value of the stock on the date the restrictions are removed or expire.

If a participant elects to be taxed under Section 83(b) or if a participant is awarded unrestricted stock, then the tax consequences to the participant and us will be determined as of the date of the grant of the stock, rather than as of the date of the removal or expiration of the restrictions.

When a participant disposes of restricted or unrestricted stock, the difference between the amount the participant receives upon the disposition and the fair market value of the shares on the date the participant realized ordinary income will be taxed as a capital gain or loss.

Withholding. The 2004 Plan permits us to withhold from cash awards, and to require participants to pay us, cash sufficient to cover any required withholding taxes. In lieu of cash, the committee may permit participants to cover withholding obligations through a reduction in the number of shares delivered to participants or through the surrender to us of shares of our common stock that a participant owns.

Restrictions on Transfer of Awards

Except as provided otherwise in the 2004 Plan, the only person who may exercise an option, stock appreciation right, or receive payments pursuant to performance units or any other award, is the participant who received such award under the 2004 Plan.

No award of restricted stock (before the expiration of the restrictions), options, stock appreciation rights, performance units or other award, may be sold, assigned, transferred, exchanged or otherwise encumbered, except under the following limited circumstances:

•                  transfers or grants to a successor in interest in the event of the participant’s death;

•                  pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act of 1974; or

•                  the committee specifically authorizes a transfer of the interest in the award where no consideration accompanies the transfer.

Any attempted transfer not permitted by the 2004 Plan is ineffective. And, where a transfer is authorized, the transferee continues to be subject to the terms and conditions of the award as existed immediately before the transfer.

Resale Considerations

Shares of stock acquired under the 2004 Plan by persons other than our affiliates, as defined in Rule 405 under the Securities Act of 1933, may be resold without further registration under the Securities Act of 1933. Generally, our affiliates may resell the shares obtained under the 2004 Plan as follows:

•                  in compliance with Rule 144 under the Securities Act of 1933;

•                  under an applicable exemption to the registration requirements of the Securities Act of 1933; or

•                  in connection with an effective registration statement under the Securities Act of 1933.

Recipients who are our directors or executive officers or who are directly or indirectly the beneficial owners of more than 10% of any class of equity security that is registered pursuant to Section 12 of the Securities Exchange Act of 1934 must also comply with the reporting and trading requirements of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission under that statute.

Our board of directors unanimously recommends that you vote “FOR” proposal 2 to approve the Amended and Restated 2004 Omnibus Stock Plan.

PROPOSAL 3 – APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

In March 2005, our board of directors adopted the Employee Stock Purchase Plan, known as the Purchase Plan. As adopted, the Purchase Plan permits eligible employees to authorize us to deduct a specified amount from their after-tax compensation for each pay period to purchase shares of our common stock. The maximum number of shares of common stock available to be sold to eligible employees pursuant to the Purchase Plan is 500,000.

The full, authoritative text of the Purchase Plan is attached hereto as Exhibit C. A summary follows for convenience only. Only the Purchase Plan document itself is binding on our company or any participant in the Purchase Plan.

Benefits

Future benefits to our executive officers and employees cannot be determined at this time because the amount of contributions set aside to purchase shares under the Purchase Plan is within the discretion of each participant. During fiscal 2004, none of our employees purchased any shares under the Purchase Plan since the Purchase Plan was not created until the fiscal year had ended.

Summary Description of the Employee Stock Purchase Plan

Purpose of the Purchase Plan

The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire a proprietary interest in our company and, thereby, to develop a stronger incentive to work for our continued success. The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986 and will be interpreted and administered in a manner consistent with such intent.

Eligible Employees

All employees whose customary employment exceeds six months are eligible employees. However, any employee who would be deemed for purposes of Section 423(b)(3) of the Internal Revenue Code to own stock possessing 5% or more of the total combined voting power or value of all classes of our stock is not eligible to participate in the Purchase Plan. In order to participate in any purchase period, a participant must be an eligible employee on the first day of the purchase period.

Method of Participation

Election. To participate in the Purchase Plan, a participant must file an enrollment form with us in advance of a purchase period. The form authorizes regular payroll deductions from the participant’s compensation beginning with the first payday in the purchase period. The deductions will continue until the participant withdraws from the Purchase Plan or ceases to be an eligible employee.

The first purchase period under the Purchase Plan began on March 11, 2005 and ends on June 17, 2005. Subsequent purchase periods will be approximate six-month periods beginning on the first payday coincident with or next following each January 1 and July 1. If a participant does not enroll at the first opportunity, the participant may do so later by filing an enrollment form in advance of any purchase period. The occurrence of certain major corporate events, such as a sale of the company, would cause the then current purchase period to immediately end on the date of such event.

Withholding. If an eligible employee elects to enroll in the Purchase Plan, the participant may elect to have any whole percentage of his or her compensation withheld per pay period. At any time during a purchase period, the participant may instruct us to end further withholding from his or her compensation for the remainder of the purchase period. If a participant requests that withholding be stopped, the participant may not resume payroll deductions during the same purchase period.

Stock Purchase Account. We will maintain an account for each participant in the Purchase Plan to record the amount withheld from the participant’s compensation through payroll deductions made under the Purchase Plan. The stock purchase accounts are established solely for accounting purposes, and all amounts credited to a stock purchase account will remain part of our general assets until the end of the purchase period and then will be applied to the purchase of our common stock under the Purchase Plan. As with all corporate assets, the amounts withheld may be subject to liens of our creditors. Until shares of our common stock are issued under the Purchase Plan, a participant will be a general creditor of ours with respect to the withheld amounts. No interest will be credited to a stock purchase account. Amounts withheld will be credited to a stock purchase account on each payday. Participants may not make separate cash payments into their stock purchase accounts.

Purchase of Common Stock. As of the last day of each purchase period, the entire credit balance in each stock purchase account will be used to purchase the largest number of whole shares of our common stock purchasable with the amount in the account. The purchase price of each share of our common stock is currently 100% of the fair market value of a share on the last payday of the purchase period. Once the Purchase Plan has been approved by our shareholders, the compensation committee will have the discretion to allow employees to purchase these shares at a specified discount from market value; provided, that in no event shall the purchase price for any purchase period be less than the lesser of (a) 85% of the fair market value of our common stock on the first business day of that purchase period or (b) 85% of the fair market value of our common stock on the last business day of that purchase period. If a participant files an appropriate form with us prior to the purchase, he or she may also elect to receive the entire credit balance of his or her stock purchase account in cash.

The shares of our common stock delivered pursuant to the Purchase Plan will be newly issued shares. As soon as practicable after the close of the purchase period, we will either issue and deliver to each participant a certificate for the number of shares of our common stock that were purchased or deliver to each participant an appropriate record of the book entry transfer of such shares to him or her.

If the purchases to be made at the end of a purchase period would otherwise cause the aggregate number of shares of our common stock purchased under the Purchase Plan to exceed the number authorized for issuance under the Purchase Plan, each participant will be allocated a ratable portion of the maximum number of shares that may be sold.

Withdrawal. A participant may withdraw from the Purchase Plan at any time before the end of a purchase period by filing an appropriate withdrawal notice with us. Upon withdrawal, all further withholding will cease and the entire amount credited to the stock purchase account will be paid to the participant, without interest, in cash within 30 days. If a participant withdraws, he or she will not be eligible to reenter the Purchase Plan until the next purchase period.

Rights Not Transferable

A participant’s rights under the Purchase Plan are exercisable only by the participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. The amounts credited to a stock purchase account may not be assigned, transferred, pledged or hypothecated in any way.

Termination of Employment

Upon a participant’s normal or early approved retirement under any pension or retirement plan we may adopt, no further amounts will be credited to the stock purchase account and the entire credit balance in the account will be used to purchase our common stock at the end of the purchase period as described above unless a participant notifies us in an approved manner that he or she wishes to receive the entire unpaid credit balance of his or her stock purchase account in cash. If a participant’s employment is terminated under any other circumstances, participation in the Purchase Plan will immediately cease and we will refund in cash all amounts credited to the stock purchase account within 30 days.

Purchase Plan Administration

Our compensation committee will administer the Purchase Plan. The compensation committee is designated by the board of directors and is authorized to make any uniform rules that may be necessary to carry out the Purchase Plan provisions. The compensation committee will determine any questions arising in the administration, interpretation and application of the Purchase Plan and all such determinations will be conclusive and binding on all parties.

Amendment of the Purchase Plan

The board of directors may at any time amend the Purchase Plan in any manner that does not adversely affect the rights of participants pursuant to shares previously acquired under the Purchase Plan, except that, without shareholder approval, no amendment will be made to increase the number of shares to be reserved under the Purchase Plan, or to effect any change to the Purchase Plan that requires shareholder approval under the rules or regulations of the Nasdaq Stock Market or any securities exchange that are applicable to us.

Termination of the Purchase Plan

All rights of participants under the Purchase Plan will terminate at the earlier of the day that participants become entitled to purchase a number of shares of our common stock equal to or greater than the number of shares remaining available for purchase, or at any time, at the discretion of the board of directors.

Certain Laws and Regulations

The Purchase Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986.

SFAS 123R

Statement of Accounting Financial Standards No. 123R, Accounting for Stock-Based Compensation, known as SFAS 123R, will currently require us to report the fair value of our stock-based compensation beginning in our fiscal year ending February 3, 2007. Although most of the attention regarding SFAS 123R has focused on employee stock options, it also applies to employee stock purchase plans and it treats the purchase rights granted to employees in such plans as options that must be valued accordingly. Under SFAS 123R, we avoid reporting a compensation expense (i) by selling stock under the Purchase Plan to participants based only on the market price at the end of the offering period where there is no more than a 5% discount off the market price at the end of the period and (ii) by allowing participating employees to withdraw from the Purchase Plan at any time until the shares are purchased, and have their withheld funds returned to them if they so request, without interest. Under the Purchase Plan, participants may withdraw from the Purchase Plan at any time until the shares are purchased and have their withheld funds returned to them.

The purchase price of each share of our common stock is currently 100% of the fair market value of a share on the last payday of the purchase period. Once the Purchase Plan has been approved by our shareholders, the compensation committee will have the discretion to allow employees to purchase these shares at a specified discount from fair market value; provided, that in no event shall the purchase price for any purchase period be less than the lesser of (a) 85% of the fair market value of our common stock on the first business day of that purchase period or (b) 85% of the fair market value of our common stock on the last business day of that purchase period.

Federal Tax Considerations (United States Only)

This section summarizes the material federal income tax consequences that may result from participation in the Purchase Plan. Because this is only a summary, issues that are material to a participant may not be discussed. Furthermore, the tax laws are subject to legislative changes and new or revised administrative or judicial interpretations. Participants may also incur foreign, state or local tax consequences that are not discussed in this summary.

Payroll deductions under the Purchase Plan will be made on an after-tax basis. A participant will not be taxed as a result of participation in the Purchase Plan until the time of disposition of shares acquired under the Purchase Plan or upon the participant’s death. A participant will have a basis in his or her shares equal to the purchase price of the shares plus any amount that must be treated as ordinary income at the time of disposition of the shares, as described below. Any additional gain or loss realized on the disposition of shares acquired under the Purchase Plan will be capital gain or loss.

If a participant holds shares for less than two years after the first day of the purchase period or one year after the last day of the purchase period, then the excess of the fair market value of the shares on the date of purchase over the purchase price paid will be taxed as ordinary income. In this circumstance, we generally would be entitled to a deduction in the amount taxed as ordinary income.

If a participant holds shares for longer than the period described in the preceding paragraph or if a participant dies while holding the shares, then only a portion of the gain realized upon the sale or other disposition of the shares will be taxed as ordinary income, and the remainder will be taxed as capital gain. The portion to be taxed as ordinary income would be equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition or death over the purchase price paid or (ii) the excess of the fair market value of the shares on the first day of the purchase period over the purchase price paid. In this circumstance, we would not be entitled to a deduction for any amount taxed as ordinary income.

Resale Considerations

Once a registration statement for the Purchase Plan is effective, shares acquired under the Purchase Plan by persons other than our affiliates, as defined in Rule 405 under the Securities Act of 1933, may be resold without further registration under the Securities Act of 1933. Generally, our affiliates may resell the shares obtained under the 2004 Plan as follows:

•                  in compliance with Rule 144 under the Securities Act of 1933;

•                  under an applicable exemption to the registration requirements of the Securities Act of 1933; or

•                  in connection with an effective registration statement on Form S-1, S-2, S-3 or other applicable form under the Securities Act of 1933.

Recipients who are our directors or executive officers or who are directly or indirectly the beneficial owners of more than 10% of any class of equity security that is registered pursuant to Section 12 of the Securities Exchange Act of 1934 must also comply with the reporting, holding period and trading requirements of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission under that statute.

Our board of directors unanimously recommends that you vote “FOR” proposal 3 to approve the Employee Stock Purchase Plan.

PROPOSAL 4 – RATIFICATION OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has been our independent registered public accounting firm since fiscal 2002. Our audit committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal 2005, subject to ratification by our shareholders. While it is not required to do so, our audit committee is submitting the selection of that firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our audit committee will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2005.

A representative of Ernst & Young LLP will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

Fees Billed by Ernst & Young LLP

In addition to reimbursement for certain out-of-pocket expenses, the following table presents the aggregate fees billed for professional services by Ernst & Young LLP in fiscal 2004 and 2003 for these various services:

Description of Fees	Fiscal Year 2004 Amount	Fiscal Year 2003 Amount
Audit Fees	$325,000	$648,000
Audit-Related Fees	14,500	8,000
Total Audit and Audit-Related Fees	339,500	656,000
Tax Fees:
Tax Compliance Fees	—	—
Tax Consultation and Advice Fees	3,700	18,100
Total Tax Fees	3,700	18,100
All Other Fees	——	——
Total	$343,200	$674,100

Audit Fees

The audit fees set forth above consist of fees billed by Ernst & Young LLP for audit services in connection with their review of our interim financial statements for the first three quarters of each fiscal year and for the audit of our fiscal year-end financial statements, in addition to fees for audit services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements, such as comfort letters and consents related to Securities and Exchange Commission registration statements, for the fiscal year. In addition, the fiscal 2003 audit fees include fees for the audit of our fiscal 2002 and 2001 financial statements, which had not previously been audited by Ernst & Young LLP, for inclusion in the registration statement for our initial public offering.

Audit-Related Fees

The audit-related fees set forth above consist of fees billed by Ernst & Young LLP for an audit of our employee benefit plans and consulting in connection with Sarbanes-Oxley related matters.

Tax Fees

The tax fees set forth above consist solely of fees billed by Ernst & Young LLP for federal and unclaimed property tax consultation.

All Other Fees

We were not billed any amounts by Ernst & Young LLP for other products and services during fiscal 2004 or 2003.

Approval of Independent Registered Public Accounting Firm Services and Fees

The Audit Committee Charter requires that our audit committee approve the retention of our independent registered public accounting firm for any non-audit service and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining our independent registered public accounting firm’s independence, prior to engagement for these services. Our audit committee actively monitors the relationship between audit and non-audit services provided. All of the services listed under the headings Audit-Related Fees and Tax Fees were pre-approved by our audit committee with respect to engagements occurring on or after the date of our initial public offering.

Report of the Audit Committee

The role of our committee, which is composed of three independent non-employee directors, is one of oversight of our company’s management and independent registered public accounting firm with regard to our company’s financial reporting and controls regarding accounting and risk of material loss. In performing our oversight function, we relied upon advice and information received in our discussions with management and the independent registered public accounting firm.

Our committee has (i) reviewed and discussed our audited financial statements for fiscal 2004 with our company’s management; (ii) discussed with our company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (iii) received the written disclosures and the letter from our company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with our company’s independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the review and discussions with management and the independent registered public accounting firm referred to above, our committee recommended to the board that the audited financial statements be included in our company’s annual report on Form 10-K for fiscal 2004 and filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

MARSHALL L. DAY (CHAIR)
RICHARD C. DELL
DALE NITSCHKE

Our board of directors unanimously recommends that you vote “FOR” proposal 4 to ratify the appointment of Ernst & Young LLP.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth, as of April 13, 2005, the ownership of common stock by each shareholder whom we know to own beneficially more than 5% of the outstanding common stock, each director, each executive officer named in the summary compensation table, and all executive officers and directors as a group. At the close of business on April 13, 2005, there were 14,246,925 shares of common stock issued and outstanding, each of which is entitled to one vote.

Unless otherwise indicated, the listed beneficial owner has sole voting power and investment power with respect to such shares and the mailing address for each person listed in the table is 180 East Fifth Street, Suite 1300, Saint Paul, Minnesota 55101.

Name of Beneficial Owner or Identity of Group	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares

Non-Employee Directors:
Karen M. Bohn	14,002	(1)	*
Marshall L. Day	12,602	(2)	*
Richard C. Dell	24,602	(3)	*
Gerald A. Erickson	5,999,091	(4)	42.1%
Ronald A. Erickson	6,061,681	(5)	42.5%
Dale Nitschke	12,601	(6)	*

Named Executive Officers:
Mark R. Baker	420,990	(7)	2.9%
Andrew P. Carlin	33,000	(8)	*
Allen L. Dittrich	176,272	(9)	1.2%
Dennis M. Lindahl	183,472	(10)	1.3%
Sharon K. Link	57,500	(11)	*
Executive officers and directors as a group (12 persons)	7,163,001	(12)	47.5%

Other beneficial owners:
Holiday Stationstores, Inc. 4567 American Boulevard West Minneapolis, Minnesota 55437	5,852,812		41.1%
Donovan A. Erickson 4567 American Boulevard West Minneapolis, Minnesota 55437	5,937,355	(13)	41.7%
Neal D. Erickson 4567 American Boulevard West Minneapolis, Minnesota 55437	5,950,147	(14)	41.8%
Richard D. Erickson 4567 American Boulevard West Minneapolis, Minnesota 55437	5,997,498	(15)	42.1%
Charles E. Pihl 4567 American Boulevard West Minneapolis, Minnesota 55437	5,885,503	(16)	41.3%
Marjorie J. Pihl 4567 American Boulevard West Minneapolis, Minnesota 55437	5,914,768	(17)	41.5%
David C. Pratt 7701 Forsyth Boulevard, Suite 1125 St. Louis, Missouri 63105	1,400,000	(18)	9.8%

*                           Less than 1%.

(1)                                  Ms. Bohn directly owns 3,602 shares of common stock. Ms. Bohn may be deemed to possess beneficial ownership of 400 shares of common stock held by her children. Ms. Bohn also holds options to purchase 10,000 shares of common stock that vest within 60 days of April 13, 2005.

(2)                                  Mr. Day directly owns 2,602 shares of common stock. Mr. Day also holds options to purchase 10,000 shares of common stock that vest within 60 days of April 13, 2005.

(3)                                  Mr. Dell directly owns 14,602 shares of common stock. Mr. Dell also holds options to purchase 10,000 shares of common stock that vest within 60 days of April 13, 2005.

(4)                                  Mr. Erickson directly owns 100,039 shares of common stock and holds an additional 16,000 shares of common stock in his 401(k) plan. Mr. Erickson serves as the trustee of trusts for the benefit of his children that hold an aggregate of 30,240 shares of common stock. As a result of Mr. Erickson’s service on the board of directors of Holiday Stationstores, Inc., Mr. Erickson may be deemed to possess beneficial ownership of the 5,852,812 shares of common stock owned by Holiday Stationstores, Inc. Mr. Erickson disclaims beneficial ownership of the shares of common stock held by Holiday Stationstores, Inc. except to the extent of his pecuniary interest in such shares.

(5)                                  Mr. Erickson directly owns 111,149 shares of common stock. Mr. Erickson may be deemed to possess beneficial ownership of 1,000 shares of common stock held by his wife and 96,720 shares of common stock held by his child; however, he disclaims beneficial ownership of these securities. As a result of Mr. Erickson’s service on the board of directors of Holiday Stationstores, Inc., Mr. Erickson may be deemed to possess beneficial ownership of the 5,852,812 shares of common stock owned by Holiday Stationstores, Inc. Mr. Erickson disclaims beneficial ownership of the shares of common stock held by Holiday Stationstores, Inc. except to the extent of his pecuniary interest in such shares.

(6)                                  Mr. Nitschke directly owns 2,601 shares of common stock. Mr. Nitschke also holds options to purchase 10,000 shares of common stock that vest within 60 days of April 13, 2005.

(7)                                  Mr. Baker directly owns 40,000 shares of common stock. Mr. Baker may be deemed to possess beneficial ownership of 150 shares of common stock held by his child. Mr. Baker also holds options to purchase 380,840 shares of common stock that vest within 60 days of April 13, 2005.

(8)                                  Mr. Carlin directly owns 8,000 shares of common stock. Mr. Carlin also holds options to purchase 25,000 shares of common stock that vest within 60 days of April 13, 2005.

(9)                                  Mr. Dittrich directly owns 6,800 shares of common stock. Mr. Dittrich also holds options to purchase 169,472 shares of common stock that vest within 60 days of April 13, 2005.

(10)                            Mr. Lindahl directly owns 39,744 shares of common stock. Mr. Lindahl also holds options to purchase 143,728 shares of common stock that vest within 60 days of April 13, 2005.

(11)                            Ms. Link directly owns 6,000 shares of common stock. Ms. Link may be deemed to possess beneficial ownership of 1,500 shares of common stock held by her spouse. Ms. Link also holds options to purchase 50,000 shares of common stock that vest within 60 days of April 13, 2005.

(12)                            Consists of the shares of common stock and options noted in the footnotes above, as well as options to purchase 20,000 shares of common stock held by Curt V. Avallone that vest within 60 days of April 13, 2005.

(13)                            Mr. Erickson directly owns 80,543 shares of common stock. Mr. Erickson has investment power and is the beneficiary of a trust that holds an aggregate of 4,000 shares of common stock. As a result of Mr. Erickson’s service on the board of directors of Holiday Stationstores, Inc., Mr. Erickson may be deemed to possess beneficial ownership of the 5,852,812 shares of common stock owned by Holiday Stationstores, Inc. Mr. Erickson disclaims beneficial ownership of the shares of common stock held by Holiday Stationstores, Inc. except to the extent of his pecuniary interest in such shares.

(14)                            Mr. Erickson directly owns 97,335 shares of common stock. As a result of Mr. Erickson’s service on the board of directors of Holiday Stationstores, Inc., Mr. Erickson may be deemed to possess beneficial ownership of the 5,852,812 shares of common stock owned by Holiday Stationstores, Inc. Mr. Erickson disclaims beneficial ownership of the shares of common stock held by Holiday Stationstores, Inc. except to the extent of his pecuniary interest in such shares.

(15)                            Mr. Erickson directly owns 144,686 shares of common stock. As a result of Mr. Erickson’s service on the board of directors of Holiday Stationstores, Inc., Mr. Erickson may be deemed to possess beneficial ownership of the 5,852,812 shares of common stock owned by Holiday Stationstores, Inc. Mr. Erickson disclaims beneficial ownership of the shares of common stock held by Holiday Stationstores, Inc. except to the extent of his pecuniary interest in such shares.

(16)                            Mr. Pihl directly owns 28,246 shares of common stock. Mr. Pihl serves as the trustee and is the beneficiary of a trust that holds an aggregate of 4,445 shares of common stock. As a result of Mr. Pihl’s service on the board of directors of Holiday Stationstores, Inc., Mr. Pihl may be deemed to possess beneficial ownership of the 5,852,812 shares of common stock owned by Holiday Stationstores, Inc. Mr. Pihl disclaims beneficial ownership of the shares of common stock held by Holiday Stationstores, Inc. except to the extent of his pecuniary interest in such shares.

(17)                            Ms. Pihl directly owns 61,956 shares of common stock. As a result of Ms. Pihl’s service on the board of directors of Holiday Companies, Ms. Pihl may be deemed to possess beneficial ownership of the 5,852,812 shares of common stock owned by Holiday Stationstores, Inc. Ms. Pihl disclaims beneficial ownership of the shares of common stock held by Holiday Stationstores, Inc. except to the extent of her pecuniary interest in such shares.

(18)                            Based on the information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 22, 2005 reflecting the shareholder’s beneficial ownership as of February 11, 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for our Chief Executive Officer and each of the four other most highly compensated executive officers of our company, who are referred to as the named executive officers, information concerning annual and long-term compensation earned for services in all capacities during fiscal 2004 and 2003.

						Long-Term Compensation
	Annual Compensation					Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)		Securities Underlying Options (#)	All Other Compen- sation ($)(1)
Mark R. Baker	2004	516,000	—	36,927	(2)	100,000	10,089
President and Chief Executive Officer	2003	373,943	375,000	11,020	(2)	—	684
Andrew P. Carlin	2004	181,924	35,000	34,645	(4)	25,000	991
Senior Vice President, Store Operations (3)	2003	76,924	35,000	107,277	(4)	—	—
Allen L. Dittrich	2004	295,000	—	—		56,000	8,121
Executive Vice President, Merchandising	2003	253,308	50,000	—		—	12,913
Dennis M. Lindahl
Executive Vice President, Chief Financial	2004	325,000	—	649	(2)	143,728	8,377
Officer, Secretary and Treasurer (5)	2003	33,817	—	—		—	1,380
Sharon K. Link
Senior Vice President, Finance and	2004	220,192	—	—		50,000	781
Administration and Assistant Treasurer (6)	2003	57,693	28,846	—		—	50,000

(1)                      Amounts consist of matching cash contributions under our 401(k) plan:

Fiscal 2003
Mark R. Baker	$404
Allen L. Dittrich	8,630
Dennis M. Lindahl	1,353

Fiscal 2004
Mark R. Baker	$9,816
Andrew P. Carlin	770
Allen L. Dittrich	7,839
Dennis M. Lindahl	8,098
Sharon K. Link	577

the dollar value of life insurance premiums that we have paid for the benefit of the named executive officer:

Fiscal 2003
Mark R. Baker	$280
Allen L. Dittrich	283
Dennis M. Lindahl	27

Fiscal 2004
Mark R. Baker	$273
Andrew P. Carlin	221
Allen L. Dittrich	282
Dennis M. Lindahl	279
Sharon K. Link	204

profit sharing payments to Mr. Dittrich in the amount of $4,000 (fiscal 2003) and a hiring incentive paid to Ms. Link of $50,000 (fiscal 2003).

(2)                      Consists of personal use of our company’s aircraft.

(3)                      Mr. Carlin joined us in August 2003.

(4)                      Consists of the reimbursement of relocation expenses including amounts reimbursed for the payment of taxes relating to the relocation expense reimbursement.

(5)                      During fiscal 2003, Mr. Lindahl served as the Vice President and Chief Financial Officer of Holiday Companies, and in July 2003 began simultaneously serving as our Executive Vice President, Chief Financial Officer and Assistant Secretary. Mr. Lindahl received no compensation from our company until January 2004 when he joined us on a full-time basis.

(6)                      Ms. Link joined us in October 2003.

Employment Agreements

Mark Baker Employment Agreement

On February 2, 2004, we entered into an employment agreement with Mr. Baker that continues until January 31, 2008, unless terminated earlier by us or Mr. Baker, or if Mr. Baker becomes disabled or dies. Pursuant to the terms of the employment agreement, Mr. Baker receives, among other things, (1) an initial annual base salary of $525,000, subject to annual increases as determined by the board of directors, (2) an annual performance bonus of up to 100% of his then current base salary and (3) an opportunity to receive options or other awards under our 2004 Plan. In addition, Mr. Baker may use our Cessna airplane for his personal use for up to 50 hours per fiscal year, subject to our charges, policies, and practices as in effect from time to time regarding use of this airplane.

In the event we terminate Mr. Baker’s employment without cause, and if Mr. Baker signs a release of all claims against us, he will receive a severance payment in an amount equal to his then current annual base salary and the performance bonus earned by him during his last full fiscal year of employment with us. In the event of termination of employment due to Mr. Baker’s death or disability, he will receive a pro rated performance bonus for the year in which his death or disability occurs. If, within twelve months of a change in control, Mr. Baker’s employment with our company is terminated for any reason, Mr. Baker will receive a severance payment equal to his then current annual base salary for the remaining term of the employment agreement or one year (whichever is longer) and 50% of the performance bonus he is eligible to receive for the remaining term of the employment agreement. In addition, some of Mr. Baker’s outstanding options will vest.

Mr. Baker has agreed not to compete with us during the term of his employment and for a period of one year following his termination of employment, or if he resigns before January 31, 2008, until January 31, 2009.

Allen Dittrich Employment Agreement

On February 2, 2004, we entered into an employment agreement with Mr. Dittrich that continues until April 30, 2007, unless terminated earlier by us or Mr. Dittrich, or if Mr. Dittrich becomes disabled or dies. Pursuant to the terms of the employment agreement, Mr. Dittrich receives, among other things, (1) an initial annual base salary of $295,000, subject to annual increases as determined by the board of directors, (2) an annual performance bonus of up to 50% of his base salary and (3) an opportunity to receive options or other awards under our 2004 Plan.

In the event we terminate Mr. Dittrich’s employment without cause, and if Mr. Dittrich signs a release of all claims against us, he will receive a severance payment in an amount equal to his then current annual base salary and the performance bonus earned by him during his last full fiscal year of employment with us. In the event of termination of employment due to Mr. Dittrich’s death or disability, he will receive a pro rated performance bonus for the year in which his death or disability occurs. If, within twelve months of a change in control, Mr. Dittrich’s employment with our company is terminated for any reason, Mr. Dittrich will receive a severance payment equal to his then current annual base salary for the remaining term of the employment agreement or one year (whichever is longer) and 50% of the performance bonus he is eligible to receive for the remaining term of the employment agreement. In addition, some of Mr. Dittrich’s outstanding options will vest.

Mr. Dittrich has agreed not to compete with us during the term of his employment and for a period of one year following his termination of employment, or if he resigns before April 30, 2007, until April 30, 2008.

Dennis Lindahl Employment Agreement

On February 2, 2004, we entered into an employment agreement with Mr. Lindahl that continues until April 30, 2007, unless terminated earlier by us or Mr. Lindahl, or if Mr. Lindahl becomes disabled or dies. Pursuant to the terms of the employment agreement, Mr. Lindahl receives, among other things, (1) an initial annual base salary of $325,000, subject to annual increases as determined by the board of directors, (2) an annual performance bonus of up to 50% of his base salary and (3) an opportunity to receive options or other awards under our 2004 Plan.

In the event we terminate Mr. Lindahl’s employment without cause, and if Mr. Lindahl signs a release of all claims against us, he will receive a severance payment in an amount equal to his then current annual base salary and the performance bonus earned by him during his last full fiscal year of employment with us. In the event of termination of employment due to Mr. Lindahl’s death or disability, he will receive a pro rated performance bonus for the year in which his death or disability occurs. If, within twelve months of a change in control, Mr. Lindahl’s employment with our company is terminated for any reason, Mr. Lindahl will receive a severance payment equal to his then current annual base salary for the remaining term of the employment agreement or one year (whichever is longer) and 50% of the performance bonus he is eligible to receive for the remaining term of the employment agreement.

Mr. Lindahl has agreed not to compete with us during the term of his employment and for a period of one year following his termination of employment, or if he resigns before April 30, 2007, until April 30, 2008.

Sharon Link Employment Agreement

On February 2, 2004, we entered into an employment agreement with Sharon Link that continues until April 30, 2007, unless terminated earlier by us or Ms. Link, or if Ms. Link becomes disabled or dies. Pursuant to the terms of the employment agreement, Ms. Link receives, among other things, (1) an initial annual base salary of $200,000, subject to annual increases as determined by the board of directors, (2) an annual performance bonus of up to 50% of her base salary and (3) an opportunity to receive options or other awards under our 2004 Plan.

In the event we terminate Ms. Link’s employment without cause, and if Ms. Link signs a release of all claims against us, Ms. Link will receive a severance payment in an amount equal to her then current annual base salary and the performance bonus earned by her during her last full fiscal year of employment with us. In the event of termination of employment due to Ms. Link’s death or disability, she will receive a pro rated performance bonus for the year in which her death or disability occurs. If, within twelve months of a change in control, Ms. Link’s employment with our company is terminated for any reason, Ms. Link will receive a severance payment equal to her then current annual base salary for the remaining term of the employment agreement or one year (whichever is longer) and 50% of the performance bonus she is eligible to receive for the remaining term of the employment agreement.

Ms. Link has agreed not to compete with us during the term of her employment and for a period of one year following her termination of employment, or if she resigns before April 30, 2007, until April 30, 2008.

Equity Compensation Tables

Option Grants in Last Fiscal Year

The following table summarizes stock option grants to and exercises by the named executive officers during fiscal 2004, and certain other information relative to these options:

Individual Grants						Potential Realizable Value at Assumed
	Securities Underlying Options		Percent of Total Options Granted to Employees in	Exercise or Base Price		Annual Rates of Stock Price Appreciation for Option Term ($) (1)
Name	Granted (#)		Fiscal Year	($/shr)	Expiration Date	5%	10%

Mark R. Baker	100,000	(2)	8.25%	16.00	4/19/2014	1,006,231	2,549,988
Andrew P. Carlin	15,000	(2)	1.24%	16.00	4/19/2014	150,935	382,498
	10,000	(2)	0.82%	21.45	8/25/2014	134,898	341,858
Allen L. Dittrich	16,000	(3)	1.32%	16.00	1/10/2013	160,997	407,998
	40,000	(2)	3.30%	16.00	4/19/2014	402,493	1,019,995
Dennis M. Lindahl	93,728	(3)	7.73%	16.00	1/10/2013	943,121	2,390,053
	50,000	(2)	4.12%	16.00	4/19/2014	503,116	1,274,994
Sharon K. Link	40,000	(2)	3.30%	16.00	4/19/2014	402,493	1,019,995
	10,000	(2)	0.82%	21.45	8/25/2014	134,898	341,858

(1)                                  In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5% and 10% compounded annually and do not reflect our estimates or projections of the future price of our common stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

(2)                                  Options granted under the 2004 Plan. These options originally vested as to one-third of the shares on each of the first, second and third anniversary dates of the date of grant if the officer is employed by us on the applicable date. On March 2, 2005, the compensation committee of our board of directors accelerated the vesting for certain outstanding options to purchase common stock that had exercise prices greater than $10.53, the closing price of our common stock on that date; therefore, these options are currently fully exercisable.

(3)                                  Options granted under stand alone option agreement. These options originally vested as to one-third of the shares on each of the first, second and third anniversary dates of the date of grant if the officer is employed by us on the applicable date. On March 2, 2005, the compensation committee of our board of directors accelerated the vesting for certain outstanding options to purchase common stock that had exercise prices greater than $10.53, the closing price of our common stock on that date; therefore, these options are currently fully exercisable.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($) (1)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark R. Baker	—	—	305,840	405,840	119,278	119,278
Andrew P. Carlin	—	—	—	25,000	—	—
Allen L. Dittrich	—	—	113,472	56,000	—	—
Dennis M. Lindahl	—	—	—	143,728	—	—
Sharon K. Link	—	—	—	50,000	—	—

(1)          Market value of underlying securities at fiscal year-end minus the exercise price.

Equity Compensation Plan Information

The following table provides information as of January 29, 2005 for our compensation plans under which securities may be issued:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved by Securityholders (1)	2,237,327	$12.53	1,054,500
Equity Compensation Plans Not Approved by Securityholders (2)	—	—	500,000
Total	2,237,327	$12.53	1,554,500

(1)                                  Consists of our 2002 Stock Option Plan, the 2004 Plan and options to purchase 948,352 shares of common stock that were not granted under any of our plans.

(2)                                  Consists of the Purchase Plan.

Report of the Compensation Committee

Our committee, which consists entirely of independent directors, is responsible for discharging the board’s responsibilities relating to compensation of our company’s executive officers, overseeing our company’s compensation plans and policies and ensuring that our company’s compensation and benefits philosophy is reflected in its compensation and benefits programs.

Compensation Philosophy

Our company’s executive compensation program is designed to attract and retain motivated individuals who will lead our company to achieve long-term success, as measured by increasing shareholder value. Our intent is to make the executive officers’ compensation packages sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward the executive officers for achieving the financial and strategic goals essential to our company’s long-term success and growth in shareholder value.

Our company’s executive compensation package consists of three main components: (a) base salary, (b) annual cash bonus compensation and (c) long-term incentive awards. We consider all elements of compensation and our company’s compensation philosophy when determining an individual’s compensation. We do not follow any principles in a mechanical fashion; rather, our members use their experience and judgment in determining the appropriate compensation for each executive officer.

Executive Officer Compensation Program

Our committee retained Hewitt Associates LLC, a nationally recognized compensation consulting firm with retail industry expertise, to provide our committee with analysis of industry practices and make recommendations to our committee regarding the structure of the compensation program for our executive officers.

Base Salary

The purpose of base salary is to provide a set amount of cash compensation for each executive officer that is not variable in nature and is competitive with market practices. Base salaries for the executive officers are reviewed annually by our committee. Adjustments are based on each executive officer’s performance for the prior year, his or her experience, expertise and position within our company, overall company performance and compensation levels for comparable positions at other companies in the retail industry with whom our company competes, as reported in external compensation sources. The executive officers did not receive any increase in their base salaries for fiscal 2005.

Annual Cash Bonus Compensation

Annual cash bonus compensation is a key component of our company’s executive compensation strategy. The purpose of annual cash bonus compensation is to provide cash compensation that is variable based on the achievement of annual performance goals. Our committee administers the program.

In March 2005, our committee reviewed our company’s performance for fiscal 2004, as well as the individual performance of the executive officers, and determined that no bonuses would be paid for 2004.

In March 2005, our committee also implemented a bonus program for fiscal 2005 pursuant to which the executive officers are eligible to receive cash bonuses. Under this program, the executive officers will receive bonuses based upon our company’s achievement of certain pre-tax income targets for fiscal 2005 that were established by our committee. The maximum awards payable to the executive officers under this program, as a percentage of their base salaries for fiscal 2005, are equal to 200% for the chief executive officer and 100% for the five other executive officers.

Long-Term Incentive Awards

Long-term incentives are intended to provide compensation opportunities based on the creation of shareholder value and an increase in our company’s stock price, which is provided through stock options. Our committee believes this promotes the interests of our company and our shareholders by providing our personnel with an opportunity to acquire a proprietary interest in our company and thereby develop a stronger incentive to put forth maximum effort for our continued success and growth. In addition, our committee believes the program will aid in attracting and retaining personnel of outstanding ability by providing our personnel with an opportunity to acquire a proprietary interest in our company. In fiscal 2004, our committee approved the following stock option grants for the executive officers:

•                  On February 2, 2004, we granted Mr. Dittrich and Mr. Lindahl options to purchase 16,000 and 93,728 shares, respectively, in connection with their past performance and future potential. These stock options were not granted under any of our company’s equity plans and fully vested on March 2, 2005.

•                  On April 20, 2004, we granted a stock option to each executive officer in connection with our initial public offering. The size of the stock option grant was based on each executive officer’s past performance, future potential, past stock option grants, and his or her position within the company. The stock options were granted under the 2004 Omnibus Stock Plan and fully vested on March 2, 2005.

•                  On August 26, 2004, we granted both Ms. Link and Mr. Carlin an additional option to purchase 10,000 shares of common stock in connection with promotions. These stock options were granted under the 2004 Omnibus Stock Plan and fully vested on March 2, 2005.

•                  On December 20, 2004, we granted Curt Avallone, our Senior Vice President, Marketing, an option to purchase 20,000 shares of common stock in connection with his hiring. These stock options were granted under the 2004 Omnibus Stock Plan and fully vested on March 2, 2005.

Employee Stock Purchase Plan

Our employees, including our executive officers, may also acquire our stock through a tax-qualified employee stock purchase plan, which is generally available to all employees. Currently, this plan allows participants to buy our stock at the market price, with the objective of allowing employees to profit when the value of our stock increases over time. We have submitted this plan to our shareholders for approval and following shareholder approval, we expect to permit participants to purchase our stock at a discount to the market price though the amount of the discount has not yet been determined.

Chief Executive Officer Compensation

In determining Mr. Baker’s incentive compensation for fiscal 2004 and his base salary for fiscal 2005, our committee took the following steps:

•                  reviewed the financial performance and the total relative shareholder return of our company and other companies in the retail industry with whom our company competes;

•                  analyzed data regarding the types and amount of compensation, including incentive compensation, paid to the chief executive officers of other companies in the retail industry;

•                  reviewed historical compensation information for Mr. Baker, including past stock option grants;

•                  considered feedback from Mr. Baker, other members of management, and the board of directors regarding Mr. Baker’s performance for fiscal 2004; and

•                  independently evaluated Mr. Baker’s performance as chief executive officer.

After completing this process, our committee determined that Mr. Baker would receive no bonus for fiscal 2004. Mr. Baker’s annual base salary for fiscal 2005 remains unchanged at $525,000 with the potential to earn a bonus of up to 200% of his base salary for fiscal 2005. We believe Mr. Baker’s salary and bonus potential continue to be competitive based on market data, his experience and his prior-year performance.

Benefits

Our committee believes that we must offer a competitive benefits program to attract and retain our executive officers. During fiscal 2004, we provided medical and other benefits to our executive officers that are generally available to our other employees. Mr. Baker also received personal use of our company’s airplane.

Policy on Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code of 1986 limits deductions for non-performance-based annual compensation in excess of $1 million paid to our company’s chief executive officer and its other four most highly paid executive officers.  The Section 162(m) limit does not apply to “performance-based compensation,” and the stock options granted to executive officers in fiscal 2004 have been structured to qualify as performance-based compensation for these purposes.  We believe, however, that cash bonuses payable under our fiscal 2005 bonus plan would not qualify as performance-based compensation for Section 162(m) purposes, and that the excess of combined salary and bonus amounts above $1 million paid to any of the covered executive officers would not be deductible by our company under current federal income tax laws.  We believe, in order to retain the flexibility to compensate our executive officers in a competitive environment in accordance with the principles discussed above, that it would be inadvisable to adopt a strict policy of compliance with Section 162(m) in all cases.  We will, however, continue to consider future opportunities for compliance with Section 162(m) that we believe are in our company’s best interests, as well as the best interests of our company’s shareholders.  We also believe that the amount of any loss of a tax deduction under Section 162(m) will be insignificant to our company’s overall tax position.

THE COMPENSATION COMMITTEE

KAREN M. BOHN (CHAIR)
MARSHALL L. DAY
RICHARD C. DELL

COMPANY STOCK PERFORMANCE

The following graph compares the quarterly change in the cumulative total shareholder return on our common stock from April 21, 2004, which is the day our common stock began to trade publicly, through January 29, 2005 with the cumulative total return on the Nasdaq Composite Index and S&P Retailing Index.  The comparison assumes $100 was invested on April 21, 2004 in our common stock and in each of the foregoing indices and assumes that dividends were reinvested when and as paid.  We have not declared dividends on our common stock. You should not consider shareholder return over the indicated period to be indicative of future shareholder returns.

	April 21, 2004	May 1, 2004	July 31, 2004	October 30, 2004	January 29, 2005
Gander Mountain Company (1)	$100.00	$138.44	$134.06	$121.59	$54.19
Nasdaq Composite Index	100.00	96.59	95.01	99.32	102.45
S&P Retailing Index	100.00	99.31	97.76	109.44	109.28

(1)                                  For purposes of this presentation, we have assumed that our initial public offering price of $16.00 would have been the closing sales price on April 20, 2004, the day prior to commencement of trading.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with the Erickson Family and Their Affiliates

As of April 13, 2005,

•                  Holiday Stationstores, Inc., owned 41.1% of our outstanding common stock and

•                  to our knowledge, members of the Erickson family, the sole shareholders of Holiday Companies, which is the parent company of Holiday Stationstores, Inc., owned approximately 51% of our outstanding common stock, including the shares owned by Holiday Stationstores, Inc.  Members of the Erickson family hold these interests both individually and through trusts primarily for the benefit of Erickson family members and their spouses.

We are not, and have not been, consolidated with any entity for tax purposes.

For as long as these entities and the members of the Erickson family continue to beneficially own shares of common stock representing more than 50% of the voting power of our common stock, they will be able to direct the election of all of the members of our board of directors and could exercise a controlling influence over our business and affairs, including any determinations with respect to mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of any additional common stock or other equity securities, the repurchase or redemption of common stock and the payment of dividends.  Similarly, these entities and the members of the Erickson family collectively have the power to determine matters submitted to a vote of our shareholders without the consent of our other shareholders, have the power to prevent a change in our control and could take other actions that might be favorable to them.

Holiday Stationstores, Inc. and members of the Erickson family have advised us that their current intent is to continue to hold substantially all of the common stock beneficially owned by them.  However, none of them is subject to any contractual obligations to retain their controlling interest and there can be no assurance as to the period of time during which Holiday Stationstores, Inc. and the Erickson family will maintain their beneficial ownership of our common stock owned by them.  Holiday Stationstores, Inc. and certain individual members of the Erickson family have rights to cause us to register their shares as described under “Registration Rights Agreement” below.

We have been advised that members of the Erickson family have no existing agreement or arrangement to act in concert with respect to the voting or disposition of their respective ownership interests.  Individual members of the Erickson family are able to exercise their own discretion with respect to the voting and disposition of their respective ownership interests.  The information we have included in this proxy regarding the Erickson family’s collective ownership interests is intended only as a convenient description for the combined ownership interests of Holiday Stationstores, Inc. and the individual members of the Erickson family.  Every member of the Erickson family is not necessarily part of a “group,” or our “affiliate,” for any purpose under applicable securities laws or otherwise.

On February 2, 2004, we entered into a shared services agreement with Holiday Companies governing the relationships between us and Holiday Companies.  In fiscal 2004, we paid Holiday Companies approximately $0.2 million for obtaining and managing our workers’ compensation, property, auto and general liability insurance; $1.8 million for providing human resources services, cash management and other financial services, legal services, benefits administration services, various tax services, information technology services and other services; and $1.5 million for the rental of store properties, our corporate headquarters and warehousing and administrative space.

All of our agreements and arrangements with Holiday Companies are described below.  These agreements and arrangements were negotiated between Holiday Companies and us and, therefore, are not the result of arms-

length negotiations between independent parties.  However, we believe the terms of these agreements and arrangements, including the terms for each of the services provided by Holiday Companies under the shared services agreement described below, were no less favorable to us than terms that we could have obtained from unaffiliated third parties.

Terms of the Shared Services Agreement

Holiday Companies historically provided certain services to us, including obtaining insurance and providing human resources services, cash management, financial analysis and other financial services, legal services, benefits administration services, various tax services, information technology services, credit card processing services and other administrative services, as well as allowing us to use Holiday Companies’ airplane.  On February 2, 2004, we formalized these arrangements by entering into a shared services agreement with Holiday Companies, which was amended on March 17, 2005.  The intention of the original agreement was to continue the relationship between Holiday Companies and us in a manner consistent with past practices.  We amended the agreement to reduce the scope of those services in connection with the relocation of our corporate headquarters to Saint Paul, Minnesota.  The shared services agreement had an initial term of one year with automatic one-year renewal terms subject to early termination by either party with 90 days’ written notice.  The methods of billing for all services are determined by the type of service being provided and, in the aggregate, reasonably approximate expenses we might incur on a stand-alone basis.  These methods include Holiday Companies’ total cost of providing the service, actual third-party costs plus administrative expenses incurred by Holiday Companies and mutually agreed upon pre-determined fees.  We believe these expense billing methods are commercially reasonable.  We currently estimate that we will pay approximately $200,000 to Holiday Companies under the shared services agreement in fiscal 2005.

Loans from Holiday Companies

In December 2001, we borrowed $55.0 million from Holiday Companies.  In October 2002, we repaid $5.0 million plus accrued interest. Effective February 1, 2003, Holiday Companies converted the remaining $54.6 million of the principal and accrued interest on the note into 117,607 shares of our preferred stock which converted into 3,763,424 shares of our common stock in connection with our initial public offering.  From March 2003 through May 2003, Holiday Companies advanced an additional $10.0 million to us, all which has been repaid.

Guarantees by Holiday Companies and Holiday Stationstores, Inc.

Holiday Companies and Holiday Stationstores, Inc, provide us with certain guarantees, though we do not pay them a fee for any of these guarantees.  Holiday Companies and Holiday Stationstores, Inc. guarantee our leases with third parties for 18 of our stores and our distribution center.  In addition, Holiday Companies guarantees amounts due to certain vendors.  These guarantees are cancelable by Holiday Companies with 90 days notice to the vendors.

Terms of Real Estate Agreements with Holiday Companies

We lease space from Holiday Companies’ affiliates for our stores located in Bemidji, Minnesota and Fridley, Minnesota.  Until March 17, 2005, we also leased our corporate headquarters and other limited warehousing and administrative offices.

Corporate headquarters.  Until March 17, 2005, we subleased 29,265 square feet (including an allocation for common area) for our corporate headquarters in Minneapolis, Minnesota, from Holiday Stationstores, Inc., for a gross annual rent of $20.00 per square foot.  Holiday Stationstores, Inc. provided, at its sole cost and expense, heating and air conditioning, water, sewer, electricity, trash removal and janitorial services to us.

Additional distribution center.  Until March 17, 2005, we subleased 3,533 square feet of office space in Minneapolis, Minnesota from World Wide, Inc., a company controlled by Holiday Companies, on a month-to-month basis.  We also subleased certain limited warehouse space from World Wide, Inc., which amount varied from month to month.  We used this space on a temporary basis as an additional distribution center for staging inventory for new stores.  Our annual gross rent was $18.00 per square foot of office space and $3.00 per square foot of warehouse space.  World Wide provided, at its sole cost and expense, heating and air conditioning, water, sewer, electricity, trash removal and janitorial services to us.

Bemidji, Minnesota.  Our Bemidji, Minnesota store is leased from Holiday Stationstores, Inc. through April 7, 2013, with options to extend the lease for an additional 15 years.  We currently pay net rent of $210,000 annually for this 36,331-square-foot store.  The annual net rental will increase to $231,000 on February 1, 2009.  We also pay common area maintenance charges pursuant to a common area maintenance agreement with respect to an adjacent shopping center.  If we cease operating at the store for a period in excess of six months, Holiday Stationstores, Inc. may terminate this lease.

Fridley, Minnesota.  Our Fridley, Minnesota store is subleased from Lyndale Terminal Co., a company controlled by the Erickson family, through December 31, 2013, with options to extend the lease for an additional ten years upon at least 270 days’ notice to Lyndale Terminal Co.  We currently pay $7.00 per square foot annually for this 45,246-square-foot store and pay a pro rata share of the operating costs of the common area maintenance, taxes and insurance.  We pay a share of utility costs based on approximate actual usage.  We may terminate this sublease at any time on or before December 31, 2008, by giving Lyndale Terminal Co. at least one year’s prior written notice.  If we cease operating at this store for a period in excess of six months, Lyndale Terminal Co. may terminate the sublease.

Registration Rights Agreement

We entered into a registration rights agreement with Holiday Stationstores, Inc., Lyndale Terminal Co. and certain individual members of the Erickson family under which we have granted certain rights to these entities and individuals.  Pursuant to the registration rights agreement, each of these entities and individuals has the right to demand that we file a registration statement covering the offer and sale of their shares of our common stock, so long as the aggregate offering price of common stock to be sold under the registration statement exceeds $5.0 million or represents an offering of at least 5.0% of our outstanding common stock.  We are not obligated to register common stock pursuant to this demand right on more than one occasion during any one-year period.  If we are eligible to file a registration statement on Form S-3, shareholders with registration rights have the right to demand that we file a registration statement on Form S-3 covering the offer and sale of their shares of our common stock, so long as the aggregate offering price of common stock to be sold under the registration statement exceeds $2.0 million.  We are not obligated to register common stock on Form S-3 pursuant to this demand right on more than one occasion during any six-month period.  In addition, shareholders with registration rights may also require us to include their shares in future registration statements we file, subject to cutback at the option of the underwriters of any such offering.  Shares sold pursuant to any of these registrations will be freely tradable in the public market without restriction.  The registration rights agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling shareholders in the event of material misstatements or omissions in a registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.  The registration rights described above will terminate with respect to a particular shareholder’s securities as soon as the securities (1) have been transferred pursuant to an effective registration statement or under Rule 144 of the Securities Act of 1933, (2) can be freely sold under Rule 144(k) under the Securities Act of 1933, or (3) have been transferred and can be resold by the transferee without registration under the Securities Act of 1933.

Use of Holiday Credit Cards

We accept Holiday Companies branded credit cards at our stores. During fiscal 2004, we processed approximately $250,000 in transactions using these cards and paid Holiday Companies approximately $3,000 in fees relating to the processing of these transactions.

Sublease of Airplane Hangar

We currently sublease hangar space for our corporate airplane from a company that is one-third owned by Mr. Baker at a monthly rent of $2,500.  We believe that the terms of this arrangement are no less favorable to our company than would be the terms of comparable arrangements conducted at arms-length between unrelated parties.

Sale of Stock to Dennis Lindahl

In December 1997, we sold 35,744 shares of our Class B Nonvoting Common Stock to Mr. Lindahl at a purchase price of $8.39 per share. Mr. Lindahl borrowed $300,000 from us to finance the purchase of these shares.  Mr. Lindahl issued to us a non-recourse promissory note for the amount borrowed.  The promissory note bears simple interest at a rate of 3.9% per annum, payable monthly.  Principal on the note is due and payable on December 29, 2007 and shares of our common stock owned by Mr. Lindahl secure the note.  As of January 29, 2005, the outstanding principal balance plus accrued interest due from Mr. Lindahl under his note was $300,912. The principal amount of this note may not be prepaid.

Dennis Lindahl’s Consulting Arrangement with Holiday Companies

Under the terms of his employment agreement with our company, Mr. Lindahl was permitted to provide consulting services to Holiday Companies for approximately two days per month.  Effective January 29, 2005, Mr. Lindahl no longer provides consulting services to Holiday Companies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of our common stock to file reports of their ownership of our common stock and changes in their ownership with the Securities and Exchange Commission.  To our knowledge, none of our directors or executive officers failed to file on a timely basis any reports during fiscal 2004.

ADDITIONAL INFORMATION

As of the date of this proxy statement, we know of no matters that will be presented for determination at the meeting other than those referred to herein.  If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the persons named in the proxies solicited by our board of directors, in accordance with their best judgment, will vote the shares represented by these proxies.

By Order of the Board of Directors,

/s/ Dennis M. Lindahl
Dennis M. Lindahl
Secretary

May 6, 2005

EXHIBIT A

GANDER MOUNTAIN COMPANY
Audit Committee Charter

Adopted on May 27, 2004

PURPOSE

The purpose of the Audit Committee (the “Audit Committee”) of the board of directors (the “Board”) of Gander Mountain Company (the “Company”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management or the independent auditor.  While the Audit Committee has the responsibilities set forth in this Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  This is the responsibility of the Company’s management and independent auditor.

COMPOSITION

The Audit Committee shall consist of at least three directors appointed by, and serving at the discretion of, the Board.  A director may serve on the Audit Committee only if the Board determines that he or she:

(a)                                  is “independent” as that term is defined under the listing standards of the NASDAQ Stock Market;

(b)                                 meets the criteria for independence under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules adopted by the Securities and Exchange Commission (the “SEC”) pursuant to the Sarbanes-Oxley Act;

(c)                                  is free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment;

(d)                                 has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three years prior to such member’s appointment to the Audit Committee; and

(e)                                  is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Audit Committee shall also endeavor to have at all times on the Audit Committee at least one member who satisfies the definition of an “audit committee financial expert” as defined by the SEC.

Audit Committee members may be removed or replaced by the Board from time to time in its discretion.

The Board shall appoint one member of the Audit Committee as chairperson.  He or she shall be responsible for leadership of the Audit Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board.

RESPONSIBILITIES AND DUTIES

In carrying out its responsibilities, the Audit Committee believes that its policies and procedures should remain flexible in order to best react to changing circumstances.  The primary duties and responsibilities of the Audit Committee shall be as follows:

Oversight of Independent Auditor

1.               Be directly responsible for the appointment, retention, compensation, evaluation, termination and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work.  The independent auditor shall report directly to the Audit Committee.

2.               Pre-approve all audit services and permissible non-audit services by the Company’s independent auditor.

3.               Review and discuss representations from the independent auditor regarding:

•                  critical accounting policies and practices to be used;

•                  alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•                  other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

4.               Ensure regular rotation of the lead and concurring audit partners and other significant audit partners of the Company’s independent auditor as required by law.

5.               Obtain and review a report from the independent auditor at least annually regarding all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

6.               Evaluate the qualifications, performance and independence of the independent auditor, including:

•                  actively engaging in a dialogue with the independent auditor regarding any relationship or services that may impact the auditor’s objectivity and independence;

•                  at least annually, evaluating the independence of the auditor, including assessing whether all relationships between the independent auditor and the Company and the provisions of permissive non-audit services are compatible with maintaining the auditor’s independence;

•                  considering whether the independent auditor’s quality controls are adequate; and

•                  reviewing and evaluating the qualifications and performance of the Company’s independent auditor.

7.               On an annual basis, review the independent auditor’s audit plan and discuss scope, staffing, locations, reliance upon management and general audit approach.

8.               Review with the independent auditor any audit problems or difficulties the auditor may have encountered and management’s response thereto.  Such reviews should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

9.               Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 related to the conduct of the audit.

10.         Confirm that none of the audit partners earn or receive compensation based on procuring engagements with the Company for providing products or services, other than audit, review or attest services.

Oversight of Financial Reporting and Disclosure Matters

11.         Review and discuss with management and the independent auditor the Company’s annual audited financial statements prior to the filing of the Company’s Form 10-K, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

12.         Review and discuss with management and the independent auditor, prior to the filing of the Company’s Form 10-Q, the Company’s quarterly financial statements, including the results of the independent auditor’s review of the quarterly financial statements.

13.         Discuss with management and the independent auditor:

•                  material financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

•                  any material changes, including proposed changes, in the Company’s selection or application of accounting principles;

•                  any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data;

•                  the independent auditor’s attestation of management’s report on internal controls; and

•                  any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

14.         Discuss with management the Company’s policies and procedures with respect to earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as with respect to financial information and earnings guidance provided to analysts and rating agencies.

15.         Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

16.         Review any significant reports to management prepared by the independent auditor or the internal audit personnel and management’s responses.

17.         Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

Oversight of Compliance and Regulatory Matters

18.         Implement and oversee the Company’s Code of Business Conduct and Ethics, including establishing and reviewing periodically procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.  The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the Company’s outside counsel and anyone in the Company with respect thereto.

19.         Discuss with the independent auditor and management any other matters covered by Section 10A of the Securities Exchange Act of 1934, as determined necessary or appropriate by the Audit Committee to ensure compliance.

Other Responsibilities

20.         Approve all related party transactions of the Company.  The term “related party transaction” shall refer to transactions required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K.

21.         Review with the full Board any material issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, and the performance and independence of the Company’s independent auditor.

22.         Perform any other activities consistent with this Audit Committee Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Committee Administration

23.         Prepare the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

24.         Meet periodically with management and the independent auditor in separate executive sessions.

25.         Review the Audit Committee’s own performance annually.

26.         Review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board and have the Audit Committee Charter published at least every three years in accordance with SEC regulations.

OUTSIDE ADVISERS

The Audit Committee shall have the authority to retain independent counsel and other legal, accounting or other advisors as the Audit Committee determines necessary to carry out its duties.  The Company shall provide funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee and for payment of ordinary administrative expenses that are necessary for the Audit Committee to carry out its duties.

DELEGATION OF DUTIES

To the extent permissible under applicable laws and regulations, the Audit Committee may delegate its responsibilities to one or more members of the Audit Committee.

MEETINGS

The Audit Committee shall meet at least four times annually, and special meetings shall be called as necessary.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

All meetings of the Audit Committee shall be held pursuant to the By-laws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company’s records.  A majority of the members of the Audit Committee shall constitute a quorum of the Audit Committee.

EXHIBIT B

AMENDED AND RESTATED
GANDER MOUNTAIN COMPANY
2004 OMNIBUS STOCK PLAN

As approved by the shareholders on

            , 2005

1.                                       Purpose.  The purpose of the Amended and Restated Gander Mountain Company 2004 Omnibus Stock Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates.  In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.  The Plan is also intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors, consultants and advisors for their contribution to the Company and to aid in attracting and retaining Outside Directors and qualified consultants and advisors.

2.                                       Definitions.

2.1                                 The capitalized terms used elsewhere in the Plan have the meanings set forth below.

(a)                                  “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions.

(b)                                 “Agreement” means a written contract (i) consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

(c)                                  “Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units,  Stock or any other stock-based award.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

(f)                                    “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.1 of the Plan and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).

(g)                                 “Company” means Gander Mountain Company, a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(h)                                 “Effective Date” means the date specified in Section 12.1 of the Plan.

(i)                                     “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(j)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

(k)                                  “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

(l)                                     “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:

(i)                                     the closing sale price of a Share on the date of grant, or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred

(A)                              on the composite tape for New York Stock Exchange listed shares, or

(B)                                if the Shares are not quoted on the composite tape for New York Stock Exchange listed shares, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed, or

(C)                                if the Shares are not listed on any such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations National Market System or any system then in use, or

(ii)                                  if clause (i) is inapplicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or

(iii)                               if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this paragraph to the “date immediately preceding that date” shall be deemed to be references to “that date.”  In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations.  The determination of Fair Market Value shall be subject to adjustment as provided in Section 16 of the Plan.

(m)                               “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(n)                                 “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

(o)                                 “Insider” as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

(p)                                 “Non-Employee Director” means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

(q)                                 “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(r)                                    “Option” means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

(s)                                  “Outside Director” means a director who is not an Employee.

(t)                                    “Participant” means a person or entity to whom an Award is or has been made in accordance with the Plan.

(u)                                 “Performance Cycle” means the period of time as specified in an Agreement over which Performance Units are to be earned.

(v)                                 “Performance Units” means an Award made pursuant to Section 11 of the Plan.

(w)                               “Plan” means this Amended and Restated Gander Mountain Company 2004 Omnibus Stock Plan, as may be amended and in effect from time to time.

(x)                                   “Restricted Stock” means Stock granted under Section 7 of the Plan so long as such Stock remains subject to one or more restrictions.

(y)                                 “Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

(z)                                   “Share” means a share of Stock.

(aa)                            “Stock” means the Series B Nonvoting Common Stock, par value $.01 per share, of the Company.

(bb)                          “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Section 10 of the Plan.

(cc)                            “Subsidiary” means a “subsidiary corporation,” as that term is defined in Code Section 424(f) or any successor provision.

(dd)                          “Successor” with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

(ee)                            “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

(ff)                                “Transferee” means any member of the Participant’s immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

2.2                                 Gender and Number.  Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.                                       Administration and Indemnification.

3.1                                 Administration.

(a)                                  The Committee shall administer the Plan.  The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended.  Each Award shall be subject to an Agreement authorized by the Committee.  A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee.  Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors and, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

(b)                                 Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

(c)                                  To the extent within its discretion and subject to Sections 15 and 16 of the Plan, other than price, the Committee may amend the terms and conditions of any outstanding Award.

(d)                                 It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide.  If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict.  To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

(e)                                  The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.  Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan.  In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

3.2                                 Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.                                       Shares Available Under the Plan.

(a)                                  The number of Shares available for distribution under the Plan shall not exceed 4,000,000 (subject to adjustment pursuant to Section 16 of the Plan).

(b)                                 Any Shares subject to the terms and conditions of an Award under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan; provided however, that Shares with respect to which a Stock Appreciation Right has been exercised whether paid in cash and/or in Shares may not again be awarded under the Plan.

(c)                                  Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares (except as provided in Section 4(b) of the Plan) shall be available for further Awards.

(d)                                 For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

(i)                                     each Option shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

(ii)                                  an Award (other than an Option) payable in some other security shall be deemed to be equal to the number of Shares to which it relates;

(iii)                               where the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award; and

(iv)                              where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award.

Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

(e)                                  No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

(f)                                    The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options is 2,000,000 and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 2,000,000.

5.                                       Eligibility.  Participation in the Plan shall be limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate,  including services provided in the capacity of a consultant, advisor or director.  The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees.  References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services in any capacity or as a director or director emeritus. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.

6.                                       General Terms of Awards.

6.1                                 Amount of Award.  Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

6.2                                 Term.  Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be.  Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant’s death or retirement.  Acceleration of the Performance Cycle of the Performance Units will be subject to Section 11.2 of the Plan.

6.3                                 Transferability.  Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award.  No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights, Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect.  Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant does not receive any consideration for the transfer.  Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee.  For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee.

6.4                                 Termination of Employment.  Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment, the following provisions shall apply:

(a)                                  Options and Stock Appreciation Rights.

(i)                                     If a Participant’s employment or other relationship with the Company and its Affiliates terminates because of the Participant’s death, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for one year after Participant’s death, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to Participant’s death.

(ii)                                  If a Participant’s employment or other relationship with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for one year after Participant’s termination of employment resulting from Participant’s disability, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment resulting from Participant’s disability.

(iii)                               If a Participant’s employment terminates for any reason other than death or disability, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three months after termination of the Participant’s employment or Participant’s cessation of service as an Outside Director or director emeritus, whichever occurs later, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant’s termination of employment or ceasing to be an Outside Director or director emeritus.

(iv)                              Notwithstanding Sections 6.4(a)(i), (ii) and (iii) of the Plan, in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award.  Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Sections 6.4 (i), (ii) and (iii) of the Plan, except as otherwise provided by the Committee in the Agreement, shall terminate as of the end of the periods described in such Sections.

(b)                                 Performance Units.  If a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle because of death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to a payment with respect to the Performance Units at the end of the Performance Cycle based upon the extent to which achievement of performance targets was satisfied at the end of such period (as determined at the end of the Performance Cycle) and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates.  Except as provided in this Section 6.4(b) or in the Agreement, if a Participant’s employment or other relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant shall not be entitled to any payment with respect to that Performance Cycle.

(c)                                  Restricted Stock Awards.  Unless otherwise provided in the Agreement, in case of a Participant’s death or disability, the Participant shall be entitled to receive a number of Shares of Restricted Stock under outstanding Awards that has been prorated for the portion of the Term of the Awards during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions shall lapse.  Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant’s termination of employment and such Shares of Restricted Stock shall be forfeited to the Company.

6.5                                 Rights as Shareholder.  Each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

7.                                       Restricted Stock Awards.

(a)                                  An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement.  The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine.

(b)                                 Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

(c)                                  The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse.  Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

(d)                                 A Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

(e)                                  No more than 2,000,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan as Restricted Stock.  This limitation shall be calculated pursuant to the applicable provisions of Sections 4 and 16 of the Plan.

8.                                       Other Awards.  The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities.  The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan.  The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.  No more than 500,000 of the total number of Shares available for Awards under the Plan shall be issued during the term of the Plan in the form of Stock without restrictions.

9.                                       Stock Options.

9.1                                 Terms of All Options.

(a)                                  An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option.  The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Sections 9.2 and 19 of the Plan or as otherwise determined by the Committee in its discretion).

(b)                                 The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the

Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares.  The purchase price may be payable in cash, by delivery or tender of Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted.  Provided, however, that a Participant exercising a stock option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

(c)                                  The Committee may provide, in an Agreement or otherwise, that a Participant who exercises an Option and pays the Option price in whole or in part with Shares then owned by the Participant will be entitled to receive another Option covering the same number of shares tendered and with a price of no less than Fair Market Value on the date of grant of such additional Option (“Reload Option”).  Unless otherwise provided in the Agreement, a Participant, in order to be entitled to a Reload Option, must pay with Shares that have been owned by the Participant for at least the preceding 180 days.

(d)                                 Each Option shall be exercisable in whole or in part on the terms provided in the Agreement.  In no event shall any Option be exercisable at any time after the expiration of its Term.  When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

9.2                                 Incentive Stock Options.  In addition to the other terms and conditions applicable to all Options:

(a)                                  the purchase price of each Share subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share as of the date the Incentive Stock Option is granted if this limitation is necessary to qualify the Option as an Incentive Stock Option (except as provided in Section 19 of the Plan);

(b)                                 the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent any Option granted to a Participant exceeds this limit the Option shall be treated as a Non-Statutory Stock Option;

(c)                                  an Incentive Stock Option shall not be exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;

(d)                                 the Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and

(e)                                  notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

10.                                 Stock Appreciation Rights.  An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right.  A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan.  If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa.  Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement.  No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term.  When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated.  Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee.  The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

11.                                 Performance Units.

11.1                           Initial Award.

(a)                                  An Award of Performance Units under the Plan shall entitle the Participant or a Successor or Transferee to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of pre-established performance targets.  These performance targets may, but need not, include, without limitation, targets relating to one or more of the Company’s or a group’s, unit’s, Affiliate’s or an individual’s performance.  The Agreement may establish that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award.  The Agreement shall also provide for the timing of the payment.

(b)                                 Following the conclusion or acceleration of each Performance Cycle, the Committee shall determine the extent to which (i) performance targets have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

11.2                           Acceleration and Adjustment.  The Agreement may permit an acceleration of the Performance Cycle and an adjustment of performance targets and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, the Participant’s death or retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16.  The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

12.                                 Effective Date and Duration of the Plan.

12.1                           Effective Date.  Upon its adoption by the Board, the Plan shall be submitted for approval by the shareholders of the Company and shall be effective as of the date of such approval.

12.2                           Duration of the Plan.  The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Section 15 of the Plan or the tenth anniversary of the Effective Date (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.  No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option.  The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which the Award is made or granted.

13.                                 Plan Does Not Affect Employment Status.

(a)                                  Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

(b)                                 Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any

Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

14.                                 Tax Withholding.  The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes.  The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares.  In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

15.                                 Amendment, Modification and Termination of the Plan.

(a)                                  The Board may at any time and from time to time terminate, suspend or modify the Plan.  Except as limited in (b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law.

(b)                                 No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 16 of the Plan does not adversely affect these rights.

16.                                 Adjustment for Changes in Capitalization.  Subject to any required action by the Company’s shareholders, appropriate adjustments, so as to prevent enlargement of rights or inappropriate dilution — (i) in the aggregate number and type of Shares available for Awards under the Plan, (ii) in the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock or Shares without restrictions, (iii) in the number and type of Shares and amount of cash subject to Awards then outstanding, and (iv) in the Option price as to any outstanding Options may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Section 17 of the Plan), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares shall be rounded to the nearest whole Share.

17.                                 Fundamental Change.  In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

(a)                                  if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

(b)                                 at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Section 10 of the Plan, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section.  At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be.  In the event of a declaration pursuant to this Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration.  Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled.  For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

18.                                 Forfeitures.  An Agreement may provide that if a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award within six months before the Participant’s termination of employment with the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions or (iii) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be) in the event of certain occurrences specified in the Agreement.  The Committee’s right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant’s termination of employment with the Company and its Affiliates.  The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

19.                                 Corporate Mergers, Acquisitions, Etc.  The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party.  The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

20.                                 Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.  Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee.   To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

21.                                 Limits of Liability.

(a)                                  Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)                                 Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

22.                                 Compliance with Applicable Legal Requirements.  No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the

Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

23.                                 Deferrals and Settlements.  The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan.  It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

24.                                 Other Benefit and Compensation Programs.  Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

25.                                 Beneficiary Upon Participant’s Death.  To the extent that the transfer of a Participant’s Award at his or her death is permitted under an Agreement, a Participant’s Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

26.                                 Requirements of Law.

(a)                                  To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(b)                                 If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

EXHIBIT C

GANDER MOUNTAIN COMPANY
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.  INTRODUCTION

Section 1.01                                Purpose.  The purpose of the Plan is to provide employees of the Company and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.

Section 1.02                                Rules of Interpretation.  It is intended that the Plan be an “employee stock purchase plan” as defined in Section 423(b) of the Code and Treasury Regulations promulgated thereunder.  Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved.  All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

Section 1.03                                Definitions.  For purposes of the Plan, the following terms will have the meanings set forth below:

(a)                                  “Acceleration Date” means the earlier  of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders of the Company immediately prior to the merger have substantially the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

(b)                                 “Affiliate” means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code, whether now or hereafter acquired or established.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(d)                                 “Committee” means the committee described in Section 10.01 of the Plan.

(e)                                  “Common Stock” means the Company’s Common Stock, $.01 par value per share, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI of the Plan.

(f)                                    “Company” means Gander Mountain Company, a Minnesota corporation, and its successors by merger or consolidation as contemplated by Section 11.02 of the Plan.

(g)                                 “Current Compensation” means all regular wage, salary and commission payments paid by the Company to a Participant in accordance with the terms of his or her employment, including bonus payments and other cash compensation.

(h)                                 “Fair Market Value” as of a given date means the fair market value of the Common Stock determined by such methods or procedures as shall be established from time to time by the Committee, but shall not be less than, if the Common Stock is then quoted on the NASDAQ National Market System, the average of the high and low sales price as reported on the NASDAQ National Market System on such date or, if the NASDAQ National Market System is not open for trading on such date, on the most recent preceding date when it is open for trading.  If on a given date the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03(h) and in connection therewith shall take such action as it deems necessary or advisable.

(i)                                     “Participant” means a Regular Employee who is eligible to participate in the Plan under Section 2.01 of the Plan and who has elected to participate in the Plan.

(j)                                     “Participating Affiliate” means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Regular Employees may participate in the Plan.

(k)                                  “Plan” means the Gander Mountain Company Employee Stock Purchase Plan, as it may be amended, the provisions of which are set forth herein.

(l)                                     “Purchase Period” means the period beginning with the March 11, 2005, payday and ending on the June 17, 2005, payday and thereafter each approximate six-month period beginning on the first payday coincident with or next following January 1, and July 1, and ending with the payday immediately prior to January 1 or July 1, however, that the then current Purchase Period will end upon the occurrence of an Acceleration Date.

(m)                               “Regular Employee” means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, but excluding employees whose customary employment does not exceed six months.

(n)                                 “Stock Purchase Account” means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.

ARTICLE II.  ELIGIBILITY AND PARTICIPATION

Section 2.01                                Eligible Employees.  All Regular Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Regular Employee.  Subject to the provisions of Article VI of the Plan, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Regular Employee.

Section 2.02                                Election to Participate.  An eligible Regular Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan).  The Committee shall have the authority to prescribe alternative methods of enrollment including telephonic, electronic, or similar methods.

Section 2.03                                Limits on Stock Purchase.  No employee shall be granted any right to purchase Common Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all Affiliates.

Section 2.04                                Voluntary Participation.  Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

ARTICLE III.  PAYROLL DEDUCTIONS AND STOCK PURCHASE ACCOUNT

Section 3.01                                Deduction from Pay.  The form described in Section 2.02 of the Plan will permit a Participant to elect payroll deductions in whole percentages greater than or equal to 1% (but not less than $5.00) of such Participant’s Current Compensation for each pay period during such Purchase Period, subject to such other limitations as the Committee in its sole discretion may impose.  A Participant may cease making payroll deductions at any time, subject to such limitations as the Committee in its sole discretion may impose.

Section 3.02                                Credit to Account.  Payroll deductions will be credited to the Participant’s Stock Purchase Account on each payday.

Section 3.03                                Interest.  No interest will be paid on payroll deductions or on any other amount credited to, or on deposit in, a Participant’s Stock Purchase Account.

Section 3.04                                Nature of Account.  The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

Section 3.05                                No Additional Contributions.  A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

ARTICLE IV.  RIGHT TO PURCHASE SHARES

Section 4.01                                Number of Shares.  Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the number of whole  shares of Common Stock that can be purchased at the price specified in Section 4.02 of the Plan with the entire credit balance in the Participant’s Stock Purchase Account, subject to the limitations of Section 423(b)(8) of the Code, or any successor provision. If the purchases for all Participants for any Purchase Period would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 10.04 of the Plan, each Participant shall be allocated a pro rata portion of the Common Stock to be sold for such Purchase Period.

Section 4.02                                Purchase Price.  The purchase price for any Purchase Period shall be that price as announced by the Committee prior to the first business day of that Purchase Period, which price may, in the discretion of the Committee, be a price which is not fixed or determinable as of the first business day of that Purchase Period; provided, however, that in no event shall the purchase price for any Purchase Period be less than the lesser of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.

ARTICLE V.  EXERCISE OF RIGHT

Section 5.01                                Purchase of Stock.  On the last business day of a Purchase Period, the entire credit balance in each Participant’s Stock Purchase Account will be used to purchase the number of whole shares of Common Stock purchasable with such amount (subject to the limitations of Section 4.01 of the Plan), unless the Participant has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which requests the distribution of the entire credit balance in cash.

Section 5.02                                Notice of Acceleration Date.  The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

ARTICLE VI.  WITHDRAWAL FROM PLAN; SALE OF STOCK

Section 6.01                                Voluntary Withdrawal.  A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose.  In such event, the entire credit balance in the Participant’s Stock Purchase Account will be paid to the Participant in cash within 30 days.  A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

Section 6.02                                Death.  Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant’s Stock Purchase Account.  Thereafter, on the last business day of the Purchase Period during which such Participant’s death occurred and in accordance with Section 5.01 of the Plan, the entire credit balance in such Participant’s Stock Purchase Account will be used to purchase Common Stock, unless such Participant’s estate has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to have the entire credit balance in such Participant’s Stock Account distributed in cash within 30 days after the end of that Purchase Period or at such earlier time as the Committee in its sole discretion may decide.  Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the Common Stock or the amount that otherwise would have been distributed or paid to the Participant’s estate and may change or revoke any such designation from time to time.  No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant’s lifetime.  Unless the Participant has otherwise specified the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary’s estate.

Section 6.03                                Termination of Employment.  Subject to such terms and conditions as the Committee in its sole discretion may impose, upon a Participant’s normal or early retirement with the consent of the Company under any pension or retirement plan of the Company or Participating Affiliate, no further amounts shall be credited to the Participant’s Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant’s approved retirement occurred and in accordance with Section 5.01 of the Plan, the entire credit balance in such Participant’s Stock Purchase Account will be used to purchase Common Stock, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the

Committee in its sole discretion may impose, a form provided by the Company which elects to receive the entire credit balance in such Participant’s Stock Purchase Account in cash within 30 days after the end of that Purchase Period, provided that such Participant shall have no right to purchase Common Stock in the event that the last day of such a Purchase Period occurs more than three months following the termination of such Participant’s employment with the Company by reason of such an approved retirement.  In the event of any other termination of employment (other than death) with the Company or a Participating Affiliate, participation in the Plan will cease on the date the Participant ceases to be a Regular Employee for any reason.  In such event, the entire credit balance in such Participant’s Stock Purchase Account will be paid to the Participant in cash within 30 days.  For purposes of this Section 6.03, a transfer of employment to any Affiliate, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment as a Regular Employee.

ARTICLE VII.  NONTRANSFERABILITY

Section 7.01                                Nontransferable Right to Purchase.  The right to purchase Common Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in Section 6.02 of the Plan, and will not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

Section 7.02                                Nontransferable Account.  Except as provided in Section 6.02 of the Plan, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

ARTICLE VIII.  COMMON STOCK ISSUANCE AND DIVIDEND REINVESTMENT

Section 8.01                                Issuance of Purchased Shares.  Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause the Common Stock then purchased pursuant to Section 5.01 of the Plan to be issued for the benefit of the Participant and held in the Plan pursuant to Section 8.03 of the Plan.

Section 8.02                                Completion of Issuance.  A Participant shall have no interest in the Common Stock purchased pursuant to Section 5.01 of the Plan until such Common Stock is issued for the benefit of the Participant pursuant to Section 8.03 of the Plan.

Section 8.03                                Form of Ownership.  The Common Stock issued under Section 8.01 of the Plan will be held in the Plan in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Company.

Section 8.04                                Automatic Dividend Reinvestment.  Any and all cash dividends paid on full and fractional shares of Common Stock issued under either Section 8.01 of the Plan or this Section 8.04 shall be reinvested to acquire either new issue Common Stock or shares of Common Stock purchased on the open market, as determined by the Committee in its sole discretion.  Purchases of Common Stock under this Section 8.04 will be (a) with respect to shares newly issued by the Company, invested on the dividend payment date, or, if that date is not a trading day, the immediately preceding trading day, or (b) with respect to shares purchased on the open market, normally purchased on the open market within ten business days of the dividend payment date, depending upon market conditions.  The price per share of the Common Stock issued under this Section 8.04 shall be (x) with respect to shares newly issued by the Company, the Fair Market Value of the Common Stock on the applicable investment date, or (y) with respect to shares purchased on the open market, the weighted average price per share at which the Common Stock is actually purchased on the open market for the relevant period on behalf of all participants in the Plan.  All shares of Common Stock acquired under this Section 8.04 will be held in the Plan in the same name as the Common Stock upon which the cash dividends were paid.

ARTICLE IX.  EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

Section 9.01                                Effective Date.  The Plan was approved by the Board of Directors on March 3, 2005 and shall be approved by the shareholders of the Company within twelve (12) months thereof.

Section 9.02                                Plan Commencement.  The initial Purchase Period under the Plan will commence with the March 11, 2005, payday.  Thereafter, each succeeding Purchase Period will commence and terminate in accordance with Section 1.03(l) of the Plan.

Section 9.03                                Powers of Board.  The Board of Directors may amend or discontinue the Plan at any time.  No amendment or discontinuation of the Plan, however, shall be made without shareholder approval that requires shareholder approval under any rules or regulations of the NASDAQ National Market System or any securities exchange that are applicable to the Company.

Section 9.04                                Automatic Termination.  The Plan shall automatically terminate when all of the shares of Common Stock provided for in Section 10.04 of the Plan have been sold, provided that such termination shall in no way affect the terms of the Plan pertaining to any Common Stock then held under the Plan.

ARTICLE X.  ADMINISTRATION

Section 10.01                          The Committee.  The Plan shall be administered by a committee (the “Committee”) established by the Board of Directors.  The members of the Committee need not be directors of the Company and shall be appointed by and serve at the pleasure of the Board of Directors.

Section 10.02                          Powers of Committee.  Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate.  The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant’s rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02 of the Plan.  Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

Section 10.03                          Power and Authority of the Board of Directors.  Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 10.04                          Stock to be Sold.  The Common Stock to be issued and sold under the Plan may be authorized but unissued shares or shares acquired in the open market or otherwise.  Except as provided in Section 11.01 of the Plan, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed 500,000 shares.

Section 10.05                          Notices.  Notices to the Committee should be addressed as follows:

Gander Mountain Company
Attn: Secretary
180 East Fifth Street, Suite 1300
Saint Paul, MN 55101

ARTICLE XI.  ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY

Section 11.01                          Stock Dividend or Reclassification.  If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company’s Certificate of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefore.

Section 11.02                          Merger or Consolidation.  If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

ARTICLE XII.  APPLICABLE LAW

Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.

GANDER MOUNTAIN COMPANY

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 8, 2005

9:00 a.m. Central Time

JEROME HILL THEATER

180 East Fifth Street

Saint Paul, Minnesota

Gander Mountain Company
180 East Fifth Street, Suite 1300	proxy
St. Paul, MN 55101

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 8, 2005.

The undersigned, a shareholder of Gander Mountain Company, hereby appoints Mark R. Baker and Dennis M. Lindahl, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares that the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Gander Mountain Company to be held at the Jerome Hill Theater located at 180 East Fifth Street, Saint Paul, Minnesota, on Wednesday, June 8, 2005, commencing at 9:00 a.m. Central Time, and at any and all postponements and adjournments thereof, with all the powers that the undersigned would possess if personally present, upon the matters set forth herein.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the annual meeting.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Gander Mountain Company, c/o Shareowner ServicesSM,P.O. Box 64873, St. Paul, MN 55164-0873.

  Please detach here

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3 and 4.
1.	Election of directors:	01 Mark R. Baker	05 Gerald A. Erickson ☐	Vote FOR		☐	Vote WITHHELD
		02 Karen M. Bohn	06 Ronald A. Erickson	all nominees			from all nominees
		03 Marshall L. Day	07 Dale Nitschke	(except as marked)
04 Richard C. Dell
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.		Proposal to approve the amendment and restatement of the Gander Mountain Company 2004 Omnibus Stock Plan:	☐	For	☐	Against	☐	Abstain
3.		Proposal to approve the Gander Mountain Company Employee Stock Purchase Plan:	☐	For	☐	Against	☐	Abstain
4.		Proposal to ratify Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year:	☐	For	☐	Against	☐	Abstain
5.			ANY OTHER BUSINESS THAT MAY PROPERLY BE CONSIDERED AND ACTED UPON AT THE ANNUAL MEETING.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND FOR APPROVAL OF EACH OF THE DIRECTORS LISTED ABOVE.
Address Change? Mark Box ☐ Indicate changes below:				Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.